
                                                                   EXHIBIT 10.20

                          -----------------------------


                          SECURITIES PURCHASE AGREEMENT


                                 by and between


                                  T-NETIX, INC.


                                       and


                           KEY PRINCIPAL PARTNERS, LLC


                          Dated as of November 14, 2002

                          -----------------------------

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                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS....................................................................1
         Section 1.1       Definitions....................................................1
         Section 1.2       Accounting Terms; Financial Statements........................22
         Section 1.3       Knowledge of the Person.......................................23
         Section 1.4       Other Definitional Provisions.................................23

ARTICLE II. PURCHASE AND SALE OF THE SECURITIES..........................................23
         Section 2.1       Purchase and Sale of the KPP Note.............................23
         Section 2.2       Purchase and Sale of the KPP Warrant..........................24
         Section 2.3       Fees at Closing...............................................24
         Section 2.4       Closing.......................................................24
         Section 2.5       Financial Accounting Positions; Tax Reporting.................24

ARTICLE III.          CONDITIONS TO THE OBLIGATIONS OF KPP TO PURCHASE THE
                      SECURITIES.........................................................25
         Section 3.1       Representations and Warranties................................25
         Section 3.2       Compliance with this Agreement................................25
         Section 3.3       Secretary's Certificates......................................25
         Section 3.4       Documents.....................................................25
         Section 3.5       Purchase of Securities Permitted by Applicable Laws...........26
         Section 3.6       Opinions of Counsel...........................................26
         Section 3.7       Approval of Counsel to KPP....................................26
         Section 3.8       Consents and Approvals........................................26
         Section 3.9       No Material Judgment or Order.................................26
         Section 3.10      Material Adverse Change.......................................27
         Section 3.11      No Litigation.................................................27
         Section 3.12      Consummation of the Transactions..............................27
         Section 3.13      Financial Condition...........................................28
         Section 3.14      Pro Forma Financial Statements; Projections...................28
         Section 3.15      Securities....................................................28
         Section 3.16      Securityholders' and Registration Rights Agreement............28
         Section 3.17      Solvency Certificate; Insurance Certificates..................28
         Section 3.18      Letter to Accountants.........................................28
         Section 3.19      Senior Credit Agreement.......................................29
         Section 3.20      Fees, Etc.....................................................29
         Section 3.21      D&O Insurance.................................................29
         Section 3.22      Security Agreements...........................................29
         Section 3.23      Guarantors....................................................29
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                                       i
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ARTICLE IV.           CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO ISSUE
                      AND SELL THE SECURITIES............................................29
         Section 4.1       Representations and Warranties................................29
         Section 4.2       Compliance with this Agreement................................29

ARTICLE V.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................30
         Section 5.1       Corporate Existence and Power.................................30
         Section 5.2       Authorization; No Contravention...............................30
         Section 5.3       Governmental Authorization; Third Party Consents..............30
         Section 5.4       Binding Effect................................................31
         Section 5.5       Litigation....................................................31
         Section 5.6       Compliance with Laws..........................................31
         Section 5.7       No Default or Breach..........................................31
         Section 5.8       Title to Properties...........................................32
         Section 5.9       Use of Real Property..........................................32
         Section 5.10      Taxes.........................................................32
         Section 5.11      Financial Condition...........................................33
         Section 5.12      Absence of Certain Changes....................................34
         Section 5.13      No Material Adverse Change....................................34
         Section 5.14      Environmental Matters.........................................34
         Section 5.15      Investment Company/Government Regulations.....................35
         Section 5.16      Subsidiaries..................................................35
         Section 5.17      Capitalization................................................35
         Section 5.18      Private Offering..............................................36
         Section 5.19      Broker's, Finder's or Similar Fees............................36
         Section 5.20      Labor Relations...............................................37
         Section 5.21      Employees.....................................................37
         Section 5.22      ERISA.........................................................37
         Section 5.23      Patents, Trademarks, Etc......................................38
         Section 5.24      Transaction with Affiliates...................................40
         Section 5.25      Outstanding Borrowings; Liens.................................40
         Section 5.26      Material Contracts............................................40
         Section 5.27      Insurance.....................................................41
         Section 5.28      Solvency......................................................41
         Section 5.29      Change of Control Payments....................................42
         Section 5.30      Customers and Suppliers.......................................42
         Section 5.31      Information; Representations and Warranties in the Documents..42
         Section 5.32      Regulatory Authorizations.....................................43
         Section 5.33      No Regulatory Event...........................................43
         Section 5.34      SEC Investigations............................................43

ARTICLE VI.           REPRESENTATIONS AND WARRANTIES OF KPP..............................44
         Section 6.1       Authorization; No Contravention...............................44
         Section 6.2       Binding Effect................................................44
         Section 6.3       Purchase for Own Account......................................44
         Section 6.4       Broker's, Finder's or Similar Fees............................45
         Section 6.5       Governmental Authorization; Third Party Consent...............45



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ARTICLE VII.          COVENANTS..........................................................45
         Section 7.1       Financial Statements..........................................45
         Section 7.2       Other Business and Financial Information......................47
         Section 7.3       Corporate Existence; Franchises; Maintenance of Properties....49
         Section 7.4       Use of Proceeds...............................................50
         Section 7.5       Compliance with Agreements....................................50
         Section 7.6       Compliance with Laws; Regulatory Authorizations, etc..........50
         Section 7.7       Payment of Obligations........................................51
         Section 7.8       Insurance.....................................................51
         Section 7.9       Maintenance of Books and Records; Inspection..................51
         Section 7.10      Taxes.........................................................52
         Section 7.11      SEC Reports...................................................52
         Section 7.12      Creation of Subsidiaries......................................52
         Section 7.13      Environmental Laws............................................52
         Section 7.14      Further Assurances............................................53
         Section 7.15      Board Rights and Quarterly Management Meetings................53
         Section 7.16      Maintenance of D&O Insurance..................................53
         Section 7.17      Site Leases and Consents......................................53
         Section 7.18      Landlord Consents.............................................54
         Section 7.19      Upgrade of Equipment..........................................54
         Section 7.20      Subsidiary Guaranties and Security Agreements.................54

ARTICLE VIII.         FINANCIAL COVENANTS................................................54
         Section 8.1       Leverage Ratio................................................54
         Section 8.2       Capitalization Ratio..........................................54
         Section 8.3       Fixed Charge Coverage Ratio...................................54
         Section 8.4       Capital Expenditures..........................................55

ARTICLE IX.           NEGATIVE COVENANTS.................................................55
         Section 9.1       Merger; Consolidation.........................................55
         Section 9.2       Indebtedness..................................................55
         Section 9.3       Liens.........................................................56
         Section 9.4       Disposition of Assets.........................................58
         Section 9.5       Investments...................................................59
         Section 9.6       Restricted Payments...........................................60
         Section 9.7       Transactions with Affiliates..................................61
         Section 9.8       Lines of Business.............................................61
         Section 9.9       Sale-Leaseback Transactions...................................61
         Section 9.10      Increase in Senior Indebtedness...............................61
         Section 9.11      Limitation on Certain Restrictions............................61
         Section 9.12      Fiscal Year...................................................63
         Section 9.13      Accounting Changes............................................63
         Section 9.14      Inconsistent Agreements.......................................63


                                      iii
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ARTICLE X.            EVENTS OF DEFAULT..................................................63
         Section 10.1      Events of Default.............................................63
         Section 10.2      Remedies on Default, Etc......................................66
         Section 10.3      Other Remedies................................................67
         Section 10.4      Rescission of Acceleration....................................67
         Section 10.5      Notice by Holders.............................................68

ARTICLE XI.           INDEMNIFICATION....................................................68
         Section 11.1      Indemnification...............................................68
         Section 11.2      Procedure; Notification.......................................69
         Section 11.3      Registration Rights Agreement.................................70

ARTICLE XII.          REDEMPTION.........................................................70
         Section 12.1      Mandatory Redemption..........................................70
         Section 12.2      Redemption at the Option of the Company.......................71

ARTICLE XIII.         MISCELLANEOUS......................................................71
         Section 13.1      Survival of Representations and Warranties....................71
         Section 13.2      Notices.......................................................71
         Section 13.3      Successors and Assigns........................................73
         Section 13.4      Amendment and Waiver..........................................73
         Section 13.5      Solicitation of Holders.......................................74
         Section 13.6      Signatures; Counterparts......................................75
         Section 13.7      Headings......................................................75
         Section 13.8      Determinations, Requests or Consents..........................75
         Section 13.9      GOVERNING LAW.................................................75
         Section 13.10     JURISDICTION, JURY TRIAL WAIVER, ETC..........................75
         Section 13.11     Severability..................................................76
         Section 13.12     Rules of Construction.........................................76
         Section 13.13     Entire Agreement..............................................76
         Section 13.14     Certain Expenses..............................................76
         Section 13.15     Publicity.....................................................77
         Section 13.16     Registration of Note and Warrant..............................78
         Section 13.17     Transfer and Exchange of Note.................................78
         Section 13.18     Legend........................................................78
         Section 13.19     Further Assurances............................................79
         Section 13.20     Cumulative Powers.............................................79
         Section 13.21     Obligations of the Holders....................................79
         Section 13.22     No Strict Construction........................................79
         Section 13.23     Equal Status..................................................79

Exhibits

2.1      Form of Note
2.2      Form of Warrant
3.16     Form of Securityholders and Registration Rights Agreement
3.18     Form of Letter to Accountants
3.22     Form of Security Agreement
3.23     Form of Guaranty
7.2      Compliance Certificate

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT dated as of November 14, 2002, by and between T-NETIX, Inc., a Delaware corporation (the "Company"), and Key Principal Partners, LLC, an Ohio limited liability company ("KPP").


                                   WITNESSETH:

         WHEREAS, the Company and its Subsidiaries (as hereafter defined) are engaged in the business of providing inmate calling platform and related services to correctional facilities throughout North America;

         WHEREAS, the Company is interested in obtaining private debt funding from KPP;

         WHEREAS, KPP is willing to provide such private debt funding through the purchase from the Company of (i) a senior subordinated promissory note due November 14, 2008 in the principal amount of $9,000,000, and (ii) a warrant to purchase 186,792 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), in each case, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which the Company directly, or indirectly through one or more Subsidiaries, (i) acquires all or any portion of any going business, division thereof or line of business, or all or a material portion of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

         "Affiliate" shall mean with respect to any Person, a Person (a) directly or indirectly controlling, controlled by, or under common control with, such Person, (b) directly or indirectly owning or holding ten percent (10%) or more of any Capital Stock in such Person or (c) ten percent (10%) or more of whose voting stock or other Capital Stock is directly or indirectly owned or held by such Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and under "common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement each of the Executive Managers and the Responsible Officers of Company and their respective Affiliates (other than KPP and their respective Affiliates) shall each be deemed to be an Affiliate of the Company.

         "Agreement" shall mean this Securities Purchase Agreement dated as of November 14, 2002, by and between the Company and KPP, including the exhibits and schedules attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "Applicable Environmental Law" shall mean CERCLA, RCRA, 42 U.S.C. Sections 6901 et seq., the Federal Waste Pollution Control Act, 33 U.S.C. Sections 1261 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act, 42 U.S.C. Sections 2601 et seq, the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136-136y, any similar provisions of state or local law in the countries and jurisdictions where the properties of the Company are located and where the Company conducts its business and the regulations thereunder and any other local, state and/or federal laws, whether currently in existence or hereafter enacted, that govern:

         (a) the existence, cleanup and/or remediation of contamination on real property;

         (b) the protection of the environment from spilled, deposited or otherwise emplaced contamination;

         (c) the control of hazardous wastes; or

         (d) the use, generation, transport, handling, treatment, storage, disposal, removal or recovery of Hazardous Materials, including building materials.

         "Asset Disposition" shall mean the disposition, whether by sale, issue, lease or other transfer of any of the following: (a) any of the Capital Stock of the Company or any of its Subsidiaries or (b) any or all of the assets of the Company or any of its Subsidiaries other than cash, Permitted Investments, accounts receivable, inventory and assets no longer used or useful in the business of the Company and its Subsidiaries, and in the case of accounts receivable and inventory, disposed of in the ordinary course of business consistent with past practice of the Business.

         "Business" shall mean the business of providing inmate calling platform and related services to correctional facilities as conducted by the Company and its Subsidiaries immediately prior to the Closing and the activities reasonably related thereto.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of Cleveland, Ohio or Dallas, Texas are authorized or required by law or executive order to close.

         "By-laws" shall mean, unless the context in which such term is used otherwise requires, the By-laws of each of the Company or any of its Subsidiaries as in effect on the Closing Date.

         "Capital Expenditures" shall mean, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Company and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets, or replacements, substitutions or additions thereto (including, without limitation, Capital Lease Obligations) or any other payment which is otherwise required to be capitalized, including as a cost the aggregate amount of expenses, charges, goods exchanged or services rendered or payments due, or to become due, or arising in connection with the direct or indirect acquisition of such equipment, fixed assets, real property, improvements, replacements, substitutions or additions by way of increased product or services charges or offset items or barter exchange, the entire principal amount of any Indebtedness (including Capital Lease Obligations) assumed or incurred in connection therewith, and expenditures pursuant to clauses 9.5(k) and 9.5(l), in each case without duplication.

         "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP consistently applied ("Capital Leases"). For the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied. The determination of Capital Lease Obligations at the relevant time of determination with respect to the Company and its Subsidiaries shall be made on a consolidated basis in accordance with GAAP consistently applied.

         "Capital Stock" means (a) any capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right), and (b) any option, warrant, security or other right to convert or exchange any of the foregoing, acquire directly or indirectly, any capital stock, partnership interest, membership interests, beneficial interests or other equity ownership interest described in clause (a) of this definition (including convertible debt securities or any other evidence of Indebtedness that may be converted or exchanged therefor.

         "Carney Loan Agreement" means that certain Subordinated Loan Agreement dated as of April 4, 2000, between the Company and Daniel M. Carney, as amended.

         "Cash Dividends" shall mean, with respect to any Person for any period, all fixed and calculable cash dividend or similar payments on any Capital Stock of such Person for such period.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 6901 et seq., as amended.

         "Certificate of Incorporation" shall mean, as to a Person, unless the context in which it is used shall otherwise require, the Certificate of Incorporation (or equivalent or similar organizational documents) of such Person as in effect on the Closing Date.

         "Change of Control" shall mean the occurrence of any of the following after the Closing Date:

                  (i) one or more non-Affiliates assumes control of 20% or more of the outstanding Shares of Capital Stock of the Company;

                  (ii) the directors of the Company and their Permitted Transferees, singularly, or collectively, no longer own beneficially and of record 66% or more of the outstanding shares of Common Stock of the Company (on a fully diluted basis), held by all such directors as reported in the Company's definitive proxy statement dated April 25, 2002;

                  (iii) the Executive Managers and their Permitted Transferees, singularly or collectively, no longer own beneficially and of record, 80% or more of the outstanding shares of the Common Stock of the Company (on a fully diluted basis) held by all such Executive Managers as reported in the Company's definitive proxy statement dated April 25, 2002;

                  (iv) the board of directors of the Company shall not consist of Continuing Directors;

                  (v) the acquisition of direct or indirect Control of the Company by any Person or group other than any one or more Affiliates.

         "Closing" shall have the meaning assigned to that term in Section 2.4.

         "Closing Date" shall have the meaning assigned to that term in Section 2.4.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto, and the regulations promulgated thereunder.

         "Collateral Agent" shall have the meaning set forth in the Senior Credit Agreement.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Commission" shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Stock" shall have the meaning assigned to that term in the recitals to this Agreement or any other Capital Stock of the Company into which such stock is reclassified or reconstituted.

         "Communications Law" means (a) the Communications Act of 1934, as amended by the Telecommunications Act of 1996, any successor federal statute and the rules and regulations of the FCC thereunder and (b) any state law governing the provision of telecommunications services and the rules and regulations of any PUC, all as the same may be in effect from time to time.

         "Company Program" shall mean any Employee Program ever maintained or sponsored by the Company or any Subsidiary, or to which the Company or any Subsidiary ever has any obligation to make a contribution, and, for purposes of the definition of ERISA Event, any Employee Program maintained or sponsored by any ERISA Affiliate, or to which any ERISA Affiliate has any obligations to contribute.

         "Compliance Certificate" shall mean the certificate or certificates to be delivered pursuant to Section 7.2(a), substantially in the form attached hereto as Exhibit 7.2.

         "Consolidated" shall mean for any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for such Person and all Subsidiaries thereof.

         "Consolidated Cash Interest Expense" means, with respect to any period, the Consolidated Interest Expense of the Company and its Subsidiaries for such period, but excluding to the extent otherwise included therein, (a) interest expense to the extent not paid in cash (e.g., interest or dividends on securities paid in additional securities, imputed interest, amortization of original issue discount and/or by an addition to the accreted value thereof),
(b) amortization of discount, and (c) deferred financing costs.

         "Consolidated Funded Debt" shall mean, as of any date of determination, the aggregate (without duplication) of all Funded Debt of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP. For purposes of determining Consolidated Funded Debt as of any date, each guaranty obligation of the Company and its Subsidiaries required to be included in such determination shall be valued at the maximum aggregate principal amount (whether or not drawn or outstanding) of the Indebtedness that is the corresponding "primary obligation" (as such term is defined in the definition of Contingent Obligation) as of such date; provided, however, that a guaranty of the Company or any of its Subsidiaries of Funded Debt of the Company or any of its Subsidiaries shall not constitute a separate incurrence of Funded Debt to the extent such primary obligation is included in Consolidated Funded Debt.

         "Consolidated Interest Expense" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, as such amounts may be increased or decreased by the net income (or loss) from Interest Rate Protection Agreements for such period, (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period; and (c) all commitment fees and other ongoing fees in respect of Indebtedness (including the commitment fees provided for under this Agreement) paid, accrued or capitalized during such period.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

         (a) the income (or loss) of any other Person (other than a Consolidated Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions;

         (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into and consolidated with the Company or any Subsidiary, and the income (or loss) of any Person substantially all of the assets of which have been acquired in any manner, realized by such Person prior to the date of acquisition;

         (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter, certificate of incorporation or formation or other constituent document or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

         (d) the aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange, or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all Equity Interests); and

         (e) any income earned from the Company's Internet Services Division or any other discontinued operations.

         "Consolidated Net Worth" means, at any time,

         (a) the sum of (i) the par value (or value stated on the books of the Company) of the Equity Interests (but excluding treasury stock and Equity Interests subscribed and unissued) of the Company and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amount would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

         (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the Equity Interests and surplus of Subsidiaries.

         "Consolidated Tangible Assets" shall mean, as of any date of determination, all consolidated assets which would, in accordance with GAAP, be classified on a consolidated balance sheet of the Company and its Subsidiaries less goodwill and other intangible assets.

         "Contingent Obligation" as to any Person shall mean the undrawn face amount of any letters of credit issued for the account of such Person and shall also mean any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Primary Obligation or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the financial condition or solvency of the Primary Obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation or (d) otherwise to assure or hold harmless the obligee under such Primary Obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Primary Obligation or, where such Contingent Obligation is specifically limited to a portion of any such Primary Obligation, that portion to which it is limited or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Continuing Directors" means any Persons who were directors of the Company on the Closing Date, and any other Persons subsequently elected as a replacement for such Persons, or newly elected directors if, in each case, such other director's nomination for election to the board of directors of the Company is recommended or supported by a majority of the then Continuing Directors.

         "Contractual Obligations" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person's property is bound or subject.

         "D&O Insurance Policy" shall mean an insurance policy in the amount of $5,000,000 naming as beneficiaries all directors and officers of the Company for the purpose of insuring such individuals from any and all liabilities arising by reason of the fact that such director, executive officer serves the Company in such capacity.

         "Debt Documents" shall mean this Agreement, the Note, each Security Agreement and each Guaranty.

         "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

         "Default Rate" shall have the meaning assigned to that term in Section 2(b) of the Note.

         "Disposition" shall mean with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Disqualified Capital Stock" shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (y) debt securities or (z) any Capital Stock referred to in
(i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the 93rd day after the Subdebt Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable or repurchasable, is so redeemable or repurchasable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

         "EBITDA" means, in respect of any period, Consolidated Net Income for such period, plus, to the extent deducted in the determination of Consolidated Net Income for such period and without duplication, Consolidated Interest Expense, depreciation, amortization, income taxes, and extraordinary losses, and minus, to the extent deducted in the determination of Consolidated Net Income for such period and without duplication, extraordinary gains calculated in accordance with GAAP.

         "Employee Program" shall mean any "employee benefit plan," within the meaning of Section 3(3) of ERISA, whether or not it is subject to ERISA.

         "Employees" shall mean officers, directors and employees who render services to the Company or any of its Subsidiaries.

         "Environmental Claims" shall mean any and all actions, suits, written demands, demand letters, written claims, liens, written accusations, written notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings (including, without limitation, administrative, regulatory and judicial proceedings) relating in any way to any Hazardous Materials, any actual or alleged violation of or liability under any Applicable Environmental Law or relating to any actual or alleged violation of any permit issued, or any approval given, under any Applicable Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with any Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

         "Equipment" has the meaning assigned to it by the UCC.

         "Equity Documents" shall mean the Warrant and the Securityholders' and Registration Rights Agreement.

         "Equity Interests" means (a) any capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right), and (b) any option, warrant, security or other right to convert or exchange any of the foregoing, acquire directly or indirectly, any capital stock, partnership interest, membership interests, beneficial interests or other equity ownership interest described in clause (a) of this definition (including convertible debt securities or any other evidence of Indebtedness that may be converted or exchanged therefor.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute and the regulations promulgated thereunder.

         "ERISA Affiliate" shall mean any entity that has ever been considered a single employer with the Company under Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

         "ERISA Event" shall mean any of the following with respect to Company Programs or any Multiemployer Plan to which the Company, any Subsidiary or ERISA Affiliate is obligated to make contributions, as applicable: (i) a Reportable Event with respect to any Company Program or any such Multiemployer Plan, (ii) a complete or partial withdrawal by the Company or any ERISA Affiliate from any such Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by the Company or any ERISA Affiliate of notice from any such Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Company or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Company Program or the taking of any action to terminate any Company Program, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Company Program, or the receipt by the Company or any ERISA Affiliate of a notice from any such Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any such Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Company or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Company or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Company Program, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Company or any ERISA Affiliate or a breach of a fiduciary duty under ERISA that could result in liability to the Company or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under

Section 401(a) of the Internal Revenue Code by any fiduciary of any Company Program for which the Company or any of its ERISA Affiliates may be directly or indirectly liable, (ix) the adoption of an amendment to any Company Program that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Company Program is a part if the Company or an ERISA Affiliate fails to timely provide security to such Company Program in accordance with the provisions of such sections; (x) the Company or any ERISA Affiliate has applied for a waiver from the minimum funding requirements of Section 412 of the Code or
Section 302 of ERISA or the Company or any ERISA Affiliate is required to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA;
(xi) the existence of any condition or event with respect to a Company Plan which presumes a risk of the imposition of any excise tax or any other liability on the Company or any ERISA Affiliate; or (xii) a Company Plan (and any related trust) which is intended to be qualified under Sections 401(a) or 501(a) fails to be so qualified.

         "Event of Default" shall have the meaning assigned to that term in
Section 10.

         "Executive Manager Employment Agreements" shall mean the employment agreements between the Company and Peter Meitzner dated September 1, 2002, between the Company and Richard Cree dated September 1, 2002, between the Company and Henry Schopfer dated June 27, 2001, between the Company and Thomas Larkin dated January 1, 2002 and between the Company and Wayne Johnson dated May 1, 2002.

         "Executive Managers" shall mean each of (i) Peter Meitzner, (ii) Richard Cree, (iii) Henry Schopfer, (iv) Thomas Larkin and (v) Wayne Johnson and their respective Permitted Transferees.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder as the same shall be in effect at the time.

         "Exchange Rate" shall mean with respect to any Foreign Currency, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to such Foreign Currency on the Reuters System (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London) for the conversion of such Foreign Currency into currency of the United States of America; provided, however, that if there shall at any time no longer exist such a page on such service, the Exchange Rate shall be determined by reference to another similar rate publishing service selected by Purchaser.

         "Existing Bank Credit Agreement" means that certain Loan Agreement dated as of September 9, 1999, among the Company, Bank One, NA, as Agent, and the other lenders party thereto, as amended.

         "FCC" means the Federal Communications Commission of the United States of America, and any successor, in whole or in part, to its jurisdiction.

         "FICA" shall mean the Federal Insurance Contribution Act, as amended.

         "Financial Officer" shall mean, with respect to the Company, the chief financial officer, vice president - finance, controller, or principal accounting officer of the Company.

         "Financial Statements" shall have the meaning set forth in Section
5.11.

         "Fixed Charge Coverage Ratio" means, on any date, the ratio of (a) EBITDA for the four fiscal quarter period of the Company ending on, or most recently ended prior to, such date minus Capital Expenditures during such period to (b) Fixed Charges for such period.

         "Fixed Charges" means, with respect to any period, the sum of (a) Consolidated Cash Interest Expense, (b) all payments of cash income taxes and cash dividends, and (c) all payments of principal (including the payment of any Indebtedness to General Electric Capital Corporation) in respect of Indebtedness of the Company and its Subsidiaries (including the principal component of any payments in respect of Capital Lease Obligations) paid or payable during such period (other than the repayment of the Indebtedness on the Existing Bank Credit Agreement and the Carney Loan Agreement on the Effective Date) after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "Funded Debt" shall mean, as to a particular Person at any particular time, the sum of the following, calculated on a Consolidated basis and in accordance with GAAP:

         (a) all obligations for borrowed money (whether as a direct obligor on a promissory note, bond, debenture or other similar instrument, as a reimbursement obligor with respect to an issued letter of credit or similar instrument, as an obligor under a Contingent Obligation in respect of borrowed money, or as any other type of direct or contingent obligor); and (but without duplication)


         (b) all Capital Lease Obligations (other than the interest component of such obligations).

         "FUTA" shall mean the Federal Unemployment Tax Act, as amended.

         "GAAP" shall mean United States generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

         "Governmental Authority" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity or person exercising executive, legislative, judicial, arbitral regulatory or administrative functions of or pertaining to government, regulation or compliance.

         "Guarantors" shall mean T-NETIX Telecommunications Services, Inc., Speakez, Inc., Telequip Labs, Inc., T-NETIX Internet Services, Inc. and T-NETIX Monitoring Corporation.

         "Guaranty" shall have the meaning assigned to that term in Section
3.23.

         "Hazardous Materials" shall mean any substance which is identified as "hazardous", "toxic", a "pollutant", "contaminant" or "waste", or otherwise regulated under CERCLA or RCRA or which has been or shall be determined at any time by any Governmental Authority agency or court to be a hazardous or toxic substance under Applicable Environmental Law. The term "Hazardous Materials" shall also include, without limitation, raw materials, building components (including asbestos), the products of any manufacturing or other activities on the properties, petroleum, polychlorinated biphenyl, and source, special nuclear or by-product material as defined by the Atomic Energy Act of 1954, as amended (42 U.S.C. Sections 3011 et seq., as amended).

         "Hedge Agreement" shall mean all interest rate swaps, caps or collar agreements or similar agreements or arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "Holder" or "Holders" shall mean the Purchaser and any permitted transferee of the Note.

         "Indebtedness" of any Person means, without duplication (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable or accrued liabilities incurred in the ordinary course of business that (i) are not more than ninety (90) days overdue or (ii) that are being withheld for good business reasons in the reasonable business judgment of such Persons, or (iii) that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Contingent Obligations by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all net obligations with respect to Hedge Agreements, (l) all obligations with respect to Disqualified Capital Stock (other than the Warrant) with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to its maximum fixed repurchase price, but excluding accrued dividends, if any (for the purposes hereof, the

"maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of each issue of Disqualified Capital Stock, such fair market value of each shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), and (m) any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection with any sales by such Person unless such sales are on a non-recourse basis (as to collectibility) of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (i) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof or for which interest is payable-in-kind, shall be the amount of the liability in respect thereof determined in accordance with GAAP, but such Indebtedness shall be deemed to be incurred only at the date of the original issuance for purposes of any debt incurrence test, (ii) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (iii) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Company or any of its Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, and (iv) any Hedge Agreement shall be the maximum net amount of any termination or loss payment required to be paid by such Person if such Hedge Agreement were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred.

         "Insolvency Event" shall mean any dissolution, winding up, liquidation, reorganization, arrangement, protection, relief or composition of the Company or any of its Subsidiaries or their respective debts, whether voluntary or involuntary, total or partial, or in bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceedings, or upon an assignment for the benefit of creditors or any other marshalling of their respective assets and liabilities.

         "Intellectual Property" shall mean all technology, know-how and trade secrets relating to or used in the business of the Company and its Subsidiaries, including (i) the computer programs and software relating to or used in the business of the Company and any of its Subsidiaries, together with the operating codes, source codes, updates, upgrades, modifications, enhancements and any user and technical documentation or utilities with respect thereto, (ii) all patents, patent licenses and patent applications, copyrights and copyright applications, trade secrets, proprietary information, proposals and rights and other intellectual property rights relating to the business of the Company and its Subsidiaries and (iii) all trademarks, trade names, service marks and logos (including any registration and any application for registration of any of the foregoing), relating to or used in the business of the Company and its Subsidiaries.

         "Intercreditor Agreement" means that certain Intercreditor and Subordination Agreement dated as of November 14, 2002 by and among JPMorgan Chase Bank, General Electric Capital Corporation and Key Principal Partners, LLC.

         "Interest Rate Protection Agreement" means an interest rate swap, cap, collar or similar arrangement entered into to hedge interest rate risk (and not for speculative purposes).

         "Investments" shall have the meaning as set forth in Section 9.5 of this Agreement.

         "Investment Documents" shall mean the Debt Documents and the Equity Documents.

         "KPP" shall mean KPP and its permitted successors and assigns.

         "Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness to (b) EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, preference, priority, right or other security interest or similar preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

         "Mandatory Redemption Event" shall mean the earliest to occur of (i) the Subdebt Maturity Date, (ii) the sale or other disposition in a single or a series of related transactions of 25% or more of the assets of the Company and its Subsidiaries, taken as a whole, and measured as of the date of such sale or other disposition, (iii) a Change of Control and (iv) an Event of Default, pursuant to which the Note has become due and payable, either automatically or upon notice from the requisite Holders, as set forth in Section 10.1.

         "Material Adverse Change" shall mean any material adverse change in the condition (financial or otherwise), operations, business, properties, prospects or assets of the Company, any of its Significant Subsidiaries or the Company and its Subsidiaries, taken as a whole.

         "Material Adverse Effect" shall mean a material adverse effect on (i) the assets, business, properties, operations, condition (financial or otherwise) or prospects of the Company or any of its Significant Subsidiaries, individually, or the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company or any of its Subsidiaries to perform its obligations to the Purchaser or Holders under the Investment Documents to which it is a party, (iii) the Transactions or (iv) the rights or benefits available to the Purchaser or Holders under any Investment Document.

         "Material Contract" shall have the meaning set forth in Section 5.26.

         "Material Customer" shall mean the ten (10) customers of the Company and its Subsidiaries which accounted for the largest amount of gross sales to the Company and its Subsidiaries during the seven (7) month period ended July 31, 2002.

         "Material Supplier" shall mean the ten (10) suppliers of the Company and its Subsidiaries of equipment, supplies and services accounting for the greatest total purchases of such equipment, supplies and services by the Company and its Subsidiaries during the seven (7) month period ended July 31, 2002.

         "Modification" shall mean any amendment, restatement, replacement, renewal, refinancing, extension, or modification of an agreement.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" shall mean a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         "Net Cash Proceeds" of any Asset Disposition shall mean all cash proceeds received by the Company or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under Note or other debt securities received in connection with any Asset Disposition), net of (a) all reasonable out-of-pocket fees, commissions and other expenses actually incurred in connection with such Asset Disposition, including the amount (estimated in good faith by such Person) of income, franchise, sales and other applicable taxes required to be paid by such Person in connection with or as a consequence of such Asset Disposition (after the application of all available tax benefits), (b) any repayment of Indebtedness that is required to be repaid by the Company in connection with or as a consequence of such Asset Disposition to the extent otherwise permitted under this Agreement and (c) any amount required to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP against any liabilities associated with such Asset Disposition including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with any such Asset Disposition; provided, however, that the amount of any such reserve, at the time that such reserve is no longer required in accordance with GAAP and to the extent that such amount is not actually applied to the liability for which it was reserved, shall be deemed to be part of the Net Cash Proceeds of such Asset Disposition.

         "Network" means a telecommunications system operated by the Company or any of its Subsidiaries, including all equipment related thereto.

         "Newco" has the meaning assigned to such term in Section 9.5.

         "Note" shall mean the senior subordinated promissory note due November 13, 2008 to be issued to KPP by the Company pursuant to this Agreement together with any portions thereof assigned or transferred.

         "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Note and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Company to the Purchaser or any other Person entitled thereto, under this Agreement or any of the other Debt Documents, in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise.

         "Observer" shall have the meaning assigned to that term in Section
7.15.

         "Outstanding Borrowings" shall mean all Indebtedness of the Company and its Subsidiaries for money borrowed that is outstanding at the relevant time of determination.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.

         "Permits" means all consents, licenses, notices, approvals, authorizations, filings, orders, registrations, and permits required by any Governmental Authority for the construction and operation of a Network or the conduct of the business of the Company and its Subsidiaries.

         "Permitted Asset Disposition" shall mean any disposition, exclusive of any disposition permitted pursuant to Sections 9.4(a), 9.4(b), 9.4(c) or 9.4(d), by the Company or any of its Subsidiaries of assets (including Capital Stock of a Subsidiary including by means of merger or consolidation permitted hereunder), a division or a line of business, at least 80% of the purchase price of which shall be for cash, provided (a) that the value of such assets does not exceed
(i) together with all other Permitted Asset Dispositions during any period of 12 consecutive months, ten percent (10%) of Consolidated Tangible Assets and (ii) at the time of determination taken with all other Permitted Asset Dispositions subsequent to the Closing Date, twenty-five percent (25%) in the aggregate of Consolidated Tangible Assets, in each case as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries (determined in accordance with GAAP); (b) the terms of such disposition are on an arms-length basis and the Company receives proceeds at least equal to the fair market value of such assets; and (c) no contingent liabilities will be incurred or assumed in connection with such Permitted Asset Disposition which could reasonably be expected to have a Material Adverse Effect.

         "Permitted Investments" means:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

         (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of "A-2" or better from S&P or "Prime-2" or better from Moody's;

         (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $100,000,000 or assets of at least $1,000,000,000; and

         (d) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

         "Permitted Lien" shall have the meaning assigned to that term in
Section 9.3.

         "Permitted Transferee" shall mean, with respect to any natural Person who is a Executive Manager or director of the Company: (a) such Person's spouse or children, any trust for such Person's benefit or the benefit of such Person's spouse or children, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such natural Person or such Person's spouse or children or any trust for the benefit of such Persons; and
(b) the heirs, beneficiaries, executors, administrators or personal representatives of such natural Person upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets.

         "Person" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Preferred Stock," as applied to the Capital Stock of any Person, shall mean Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of any other class of the Capital Stock of such Person.

         "Pro Forma Balance Sheet" shall mean the unaudited pro forma consolidated balance sheet of the Company and its Subsidiaries to be delivered pursuant to Section 3.14.

         "Projections" shall mean the projections prepared by or on behalf of the Company in connection with the Transactions and delivered to the Purchaser on or before the Closing Date.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         "PUC" means the public utilities commission for the state or any other jurisdiction in which all or any portion of a Network is located or any business of the Company and its Subsidiaries is conducted, or any successor agency, and any successor, in whole or in part, to its functions or jurisdictions.

         "Purchaser" shall mean KPP and its permitted successors and assigns.

         "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.

         "Redemption Price" shall have the meaning set forth in Article 12.

         "Reference Period" with respect to any date of determination, shall mean the period of four consecutive fiscal quarters of Company (or SPUSA and NAP, if applicable) immediately preceding such date or, if such date is the last day of a fiscal quarter, the period of four consecutive fiscal quarters ending on such date.

         "Regulatory Authorizations" means all approvals, authorizations, licenses, filings, notices, registrations, consents, permits, exemptions, registrations, qualifications, designations, declarations, or other actions or undertakings now or hereafter made by, to or in respect of any telecommunications Governmental Authority, including any certificates of public convenience and all grants, approvals, licenses, filings and registrations from or to the FCC or any PUC or under any Communications Law necessary in order to enable the Company and its Subsidiaries to provide telecommunications service of the type provided or proposed to be provided by any such Person.

         "Regulatory Event" means any of the following events: (a) KPP or any of its Affiliates becomes subject to regulation as a "carrier," a "telephone company," a "common carrier," a "public utility" or otherwise under any applicable law or governmental regulation, federal, state or local, solely as a result of the transactions contemplated by this Agreement and the other Transaction Documents or (b) the Company or its Subsidiaries becomes subject to regulation by any Governmental Authority in any way that is materially different from the regulation existing at the date hereof and that has a Material Adverse Effect or (c) the FCC or any PUC issues an order revoking, denying or refusing to renew, or recommending the revocation, denial or non-renewal of, any Regulatory Authorization that has a Material Adverse Effect.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA.

         "Required Holders" shall mean, at any time, the holders of the outstanding Note representing at least a majority of the aggregate principal amount of the Note then outstanding.

         "Requirements of Law" shall mean as to any Person, provisions of the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, or any law, treaty, code, rule, regulation, right, privilege, qualification, license or franchise or determination of any Governmental Authority, in each case applicable or binding upon such Person or any of such Person's property or to which such Person or any of such Person's property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "Responsible Officer" shall mean, with respect to the Company or any of its Subsidiaries, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of the Company or such Subsidiary, as the case may be, and any other officer or similar official thereof responsible for the administration of the obligations of the Company or such Subsidiary as the case may be in respect of this Agreement or any other Debt Document.

         "Restricted Payment" shall mean: (i) any dividend or other distribution, direct or indirect, on account of any Capital Stock in the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of such Capital Stock to the holders of that class;
(ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock in the Company or any of its Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Indebtedness existing pursuant to the Note and this Agreement; (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding;
(v) any payment under any non-compete agreement, except payments made under any such non-compete agreement entered into between the Company or any Subsidiary of the Company and any seller in connection with, and on or prior to the consummation of, a permitted Acquisition (and also excluding from being a Restricted Payment reasonable amounts paid in connection with bona-fide employment and consulting services actually rendered); (vi) except such payments which are permitted pursuant to this Agreement, every payment in connection with any Investment; and (vii) every payment made by or on behalf of the Company or any of its Subsidiaries (whether as repayment or prepayment of principal or as interest or otherwise) or on or with respect to any obligation to repay Indebtedness owing to any Affiliate of the Company or its Subsidiaries or to any other holder of the Company's Capital Stock.

         "Revcom" has the meaning assigned to such term in Section 9.5.

         "Right-of-Way" means the Company or its Subsidiaries right, title and interest in, to, over or under property located in any state or territory, acquired or to be acquired by the Company or its Subsidiaries at any time for Network purposes, and all such real and personal property interests as shall be necessary to construct, install, operate and maintain the Company or its Subsidiaries, including satellite rights, underground rights, access to and from all such property and any such property or property rights now or hereafter necessary to connect customers and service providers to the Network.

         "SEC" shall mean the Securities and Exchange Commission.

         "S&P" means Standard & Poor's.

         "SEC Reports" with respect to any Person shall mean all forms, reports, statements and other documents (excluding exhibits, annexes, supplements and amendments to such documents) required to be filed by it, or sent or made available by it to its security holders, under the Exchange Act, the Securities Act, any national securities exchange or quotation system or comparable Governmental Authority.

         "Securities" shall mean, collectively, the Note and the Warrant.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

         "Securityholders' and Registration Rights Agreement" shall mean the Securityholders' and Registration Rights Agreement substantially in the form attached hereto as Exhibit 3.16.

         "Senior Credit Agreement" shall mean the Credit Agreement dated as of November 14, 2002 among the Company, JPMorgan Chase Bank, as Collateral Agent, and the lenders from time to time parties thereto, as the same may be amended, restated, or otherwise modified from time to time and including any extensions, renewals, increases, and replacements thereof, including, without limitation, any Replacement Credit Agreement (as defined in the Intercreditor Agreement).

         "Senior Debt Documents" shall mean (i) the Senior Credit Agreement,
(ii) the Intercreditor Agreement (iii) the Security Documents, (as defined in the Senior Credit Agreement (as in effect on the Closing Date)); and (iv) all other instruments, documents and agreements delivered or to be delivered by any one or more of the parties to the Senior Credit Agreement in connection with the closing of, or pursuant to, the Senior Credit Agreement as the same may be amended, modified, supplemented, renewed, restated, replaced or refinanced except as prohibited by this Agreement.

         "Senior Indebtedness" shall mean "Senior Debt" as defined in the Intercreditor Agreement.

         "Significant Subsidiary" shall have the meaning assigned to such term in Section 210.1-02(w) of Regulation S-X promulgated under the Exchange Act.

         "Site" means any site where Equipment is located, excluding correctional facilities.

         "Site Leases" means collectively, all leases, subleases, tower leases, co-location agreements, license agreements, easements, use agreements, privileges, access agreements, Right-of-Way Agreements and all other agreements relating to the use by the Company or its Subsidiaries of any Site.

         "Software" means any software now or hereafter owned by, or licensed to, the Company or its Subsidiaries or with respect to which such Person has or may have license or rights.

         "Solvent" when used with respect to any Person, means that, as of any date of determination, (i) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (iii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, taking into account the particular capital requirements of such Person and its projected capital requirements and availability, and (iv) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim," and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, secured or unsecured.

         "Subdebt Maturity Date" shall mean November 13, 2008.

         "Subsidiary(ies)" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent (other than Newco unless Newco satisfies the criteria set forth in clause (a) hereof or Newco is otherwise required to be consolidated as a subsidiary of the Company in preparing the consolidated financial statements of the Company and its subsidiaries in accordance with GAAP).

         "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise profits, withholding (including
FICA), social security (or similar), unemployment (including FUTA), disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on-minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Telecommunications Equipment" means all telecommunications equipment, switches, electronics, transmitting equipment, Software, fiber-optic cables, and other cabling, hardware, devices and components, now or hereafter owned by the Company or its Subsidiaries, and any and all additions, substitutions and replacements to or of any of the foregoing, together with attachments, components, parts, improvements, upgrades and accessions installed thereon and affixed thereto.

         "Term Loan" shall have the meaning as set forth in the Senior Credit Agreement.

         "Total Capitalization" means, at any time, the sum of Consolidated Net Worth and Total Indebtedness.

         "Total Indebtedness" means, as of any date of determination, the total Indebtedness of the Company and its Subsidiaries on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the preparation of consolidated financial statement of the Company and its Subsidiaries in accordance with GAAP.

         "Total Voting Power" shall mean, with respect to any Person, the total number of votes which may be cast in the election of directors or members of the governing body of such Person at any meeting of equity holders of such Person if all securities entitled to vote in the election of directors or members of the governing body of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities then presently exercisable, convertible or exchangeable) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

         "Transaction Documents" shall mean collectively, the Investment Documents, the Senior Debt Documents and any other instruments or agreements to be executed or delivered by any one or more of the parties to any of the foregoing in connection therewith.

         "Transactions" shall mean, collectively, (i) the incurrence on the Closing Date of Indebtedness under the Senior Debt Documents, (ii) the issuance of the Securities hereunder and (iii) the payment of all fees and expenses in connection with the foregoing.

         "UCC" means the Uniform Commercial Code, as in effect in the State of Ohio.

         "US Dollar Equivalent" shall mean (i), with respect to any amount denominated in lawful currency of the United States of America, that amount and
(ii), with respect to any amount denominated in any currency other than lawful currency of the United States of America (a "Foreign Currency") and at any time, the amount obtained by multiplying that amount by the Exchange Rate.

         "Warrant" shall mean the Warrant to purchase 1% of the outstanding Common Stock calculated as of the Closing Date to be issued to KPP by the Company pursuant to this Agreement.

         "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

         Section 1.2 Accounting Terms; Financial Statements. All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in conformance with GAAP. Financial statements and other financial information furnished after the date hereof pursuant to this Agreement or the other Investment Documents shall be prepared in accordance with GAAP as in effect at the time of such preparation, provided, however, that no "Accounting Changes" (as defined below) shall be taken into account in determining compliance with the financial covenants, or determinations contained in this Agreement until this Agreement has been amended to take into account such Accounting Changes. The Company shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the basis for calculating financial covenant compliance (the calculation of financial covenant compliance shall not be based upon nor reflect such Accounting Changes) and the financial statements delivered (which shall reflect such Accounting Changes). "Accounting Changes" means: (i) changes in accounting principles required by GAAP and implemented by the Company; and (ii) changes in accounting principles recommended by the Company's certified public accountants and implemented by the Company.

         Section 1.3 Knowledge of the Person. All references to the knowledge of any Person or to facts known by such Person shall mean the knowledge or notice of the Responsible Officers of such Person or any of its Subsidiaries. In addition, all references to the knowledge of the Company or to facts known to the Company or which the Company is aware shall include the knowledge or notice of, the Responsible Officers of the Company and the Executive Managers.

         Section 1.4 Other Definitional Provisions.

         (a) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, (i) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation" and (ii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

         (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II.
                       PURCHASE AND SALE OF THE SECURITIES

         Section 2.1 Purchase and Sale of the KPP Note. Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to KPP, and KPP agrees that it will acquire from the Company on the Closing Date, the Note substantially in the form attached hereto as Exhibit 2.1. The purchase price of the Note shall be $8,533,020.00.

         Section 2.2 Purchase and Sale of the KPP Warrant. Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to KPP, and KPP agrees that it will acquire from the Company on the Closing Date, the Warrant substantially in the form attached hereto as Exhibit 2.5. The purchase price for the Warrant shall be $466,980.00.

         Section 2.3 Fees at Closing. Concurrently with the execution hereof, the Company shall (a) pay to KPP, $105,000 (reflecting a facility fee of $180,000 less $75,000 previously paid by the Company), and (b) reimburse all of KPP's reasonable out-of-pocket expenses (including, without limitation, reasonable fees, charges and disbursements of counsel to KPP) incurred in connection with (i) the negotiation and execution and delivery of this Agreement and the Transaction Documents and KPP's due diligence investigation; and (ii) the transactions contemplated by this Agreement and the Transaction Documents, which payments shall be made by wire transfer of immediately available funds to an account or accounts designated by KPP.

         Section 2.4 Closing. The purchase and issuance of the Securities shall take place at the closing (the "Closing") to be held at a location mutually agreed to among the parties, on November 14, 2002 (the "Closing Date"). At the Closing, the Company shall deliver to KPP (i) the Note and (ii) the Warrant, in both cases, against delivery by KPP to the Company of the purchase price therefor. Payment of the purchase price shall be by wire transfer of immediately available funds to an account or accounts previously designated in writing by the Company.

         Section 2.5 Financial Accounting Positions; Tax Reporting. The parties agree that the purchase price of the Securities set forth herein reflects their relative fair market values. Accordingly, each of the parties to this Agreement agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all purposes, including without limitation, for all financial accounting purposes and for all federal, state and local tax purposes. The Company will indemnify and hold KPP harmless from and against any and all losses, liabilities and expenses, including without limitation, reasonable attorneys' fees and additional income taxes, interest, penalties and additional tax that may be incurred by KPP (or any of its equity holders) as a result of the failure of the Company to so report and take other positions consistent with the purchase price of the Securities set forth herein.

                                  ARTICLE III.
                          CONDITIONS TO THE OBLIGATIONS
                        OF KPP TO PURCHASE THE SECURITIES

         The obligations of KPP to purchase the Note and the Warrant, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, KPP of the following conditions on or before the Closing Date; provided, however, that any waiver of a condition shall not be deemed a waiver of any breach of any representation, warranty, agreement, term or covenant or of any misrepresentation by the Company.

         Section 3.1 Representations and Warranties. The representations and warranties of the Company contained in Article 5 hereof shall be true and correct at and as of the Closing Date as if made at and as of such date except to the extent that any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date. There shall exist no Default or Event of Default at the time of the issuance of the Note and the Warrant and after giving effect to the Transactions. KPP shall have received at the Closing, a certificate to the foregoing effect, dated as of the Closing Date, and executed by a Responsible Officer of the Company.

         Section 3.2 Compliance with this Agreement. The Company and each of its Subsidiaries shall have performed and complied with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company and its Subsidiaries on or before the Closing Date, and KPP shall have received at the Closing, a certificate to the foregoing effect, dated as of the Closing Date, and executed by a Responsible Officer of the Company.

         Section 3.3 Secretary's Certificates. KPP shall have received a certificate from the Company and each of its Subsidiaries, dated as of the Closing Date and signed by the Secretary or an Assistant Secretary of the Company and each of its Subsidiaries, respectively, certifying (i) that the attached copies of the Certificate of Incorporation and By-laws of the Company (or similar organizational or governing documents), and resolutions of the Board of Directors of the Company approving the Transaction Documents and the transactions contemplated thereby are all true, complete and correct and remain unamended and in full force and effect, (ii) that the attached copies of the executed Senior Debt Documents, are all true, complete and correct and remain unamended and in full force and effect, (iii) that attached are certificates issued by the appropriate governmental authorities, evidencing as of a date not more than 7 Business Days prior to the Closing Date the good standing and, where available, tax status of the Company in its jurisdiction of incorporation or organization and in all other jurisdictions where it is qualified to do business as a foreign corporation, (iv) the incumbency and specimen signature of each officer of the Company executing any Transaction Document on behalf of the Company and (v) as to any other matters reasonably requested by Purchaser.

         Section 3.4 Documents. KPP shall have reviewed and approved in its sole discretion all of the Transactions Documents, including without limitation, final versions of (a) due diligence reports (including, but not limited to, accounting, information technology, environmental, tax and legal reports) on the Company and its Subsidiaries from KPMG, (b) a review of the insurance coverage of the Company and its Subsidiaries from St. Paul Insurance Company, and (c) the Projections (as defined in Section 5.11(d) of this Agreement). There shall not have been any material modification, amendment, supplement or waiver to the Transactions Documents without the prior written consent of Purchaser, including, but not limited to, any modification, amendment, supplement or waiver relating to the amount or type of consideration to be paid in connection with the Transactions and the contents of all disclosure schedules and exhibits. The elements of the Transactions constituting the closing shall have been consummated in accordance with the terms of the Transactions Documents (without waiver of any conditions precedent to the obligations of KPP).

         Section 3.5 Purchase of Securities Permitted by Applicable Laws. The acquisition of and payment for the Securities and the consummation of the Transactions (a) shall not be prohibited by any Requirement of Law, (b) shall not subject KPP to any penalty or other onerous condition under or pursuant to any Requirement of Law, and (c) shall be permitted by all Requirements of Law to which KPP or the Transactions are subject; and KPP shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

         Section 3.6 Opinions of Counsel. KPP shall have received:

         (a) an opinion of outside counsel to the Company and its Subsidiaries, dated as of the Closing Date, relating to the Investment Documents and the transactions contemplated therein in form and substance reasonably acceptable to KPP;

         (b) an opinion of outside counsel to the Company and its Subsidiaries, dated as of the Closing Date, addressed to the Senior Lender and relating to the Senior Debt Documents, on which KPP shall be entitled to rely; and

         (c) an opinion of Kelly, Drye & Warren LLP, regulatory counsel for the Company and its Subsidiaries.

         Section 3.7 Approval of Counsel to KPP. All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by the Company and each of its Subsidiaries hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance reasonably acceptable to counsel to KPP.

         Section 3.8 Consents and Approvals. Except as set forth on Schedule 3.8, all governmental and third-party consents and approvals necessary in connection with the offer, sale and issuance of the Note, the Warrant and the other Transactions, shall have been obtained and remain in full force and effect and shall be satisfactory to KPP; all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority and no Requirement of Law shall be applicable, or event shall have occurred, that seeks to enjoin, restrain, restrict, set aside or prohibit, or impose materially adverse conditions upon, the issuance of the Note or any of the other Transactions.

         Section 3.9 No Material Judgment or Order. There shall not be in effect on the Closing Date any judgment, injunction or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the sole and exclusive judgment of KPP, would prohibit the purchase of the Securities hereunder or subject KPP to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Securities were to be purchased hereunder.

         Section 3.10 Material Adverse Change. There shall not have occurred at any time since June 30, 2002, (i) any Material Adverse Change or (ii) any event, development or circumstance that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 3.11 No Litigation. No action, suit, proceeding or investigation shall have been instituted or threatened before, and no order, injunction or decree shall have been entered by, any Governmental Authority, in each case seeking to enjoin, restrain, restrict, set aside or prohibit, to impose material conditions upon, or to obtain substantial damages in respect of, the issuance of the Securities, the transactions contemplated by the Senior Credit Agreement or any of the other Transactions or that reasonably could be expected to have a Material Adverse Effect.

         Section 3.12 Consummation of the Transactions. On the Closing Date:

         (a) KPP shall be satisfied with (i) the corporate and capital structure of the Company and its Subsidiaries and the management of the Company and its Subsidiaries after giving effect to the Transactions, (ii) with all legal, tax and accounting matters relating to the Transactions or to the Company and its Subsidiaries after giving effect thereto, and (iii) with all documentation relating to the Transactions;

         (b) the Company shall have received net cash proceeds or commitments of not less than $14,000,000 under the Senior Credit Agreement as follows: (i) term loan in the principal amount of $14,000,000, of which the entire amount shall be outstanding upon the Closing, and (ii) a $8,000,000 revolving credit facility, under which not more than $0.00 shall be outstanding upon Closing and not less than $3,000,000 shall be available for borrowing as of the Closing Date, all on terms and conditions (including, without limitation, interest, maturity, covenants, default, permitted indebtedness and acceleration), and pursuant to documentation, satisfactory to KPP;

         (c) there shall have been delivered to KPP true and correct copies of all documents entered into in connection with the Transactions (including, without limitation, Senior Debt Documents), all of the terms and conditions of such documents shall be in form and substance reasonably satisfactory to KPP, and each of such documents, in the form previously delivered to and determined to be satisfactory by KPP, shall be in full force and effect; and

         (d) KPP shall have received satisfactory evidence that (i) all Indebtedness under the Existing Bank Credit Agreement and the Carney Loan Agreement shall have been repaid in full, (ii) all commitments under such agreements have terminated and (iii) all Liens on any Collateral securing any such Indebtedness shall have been released.

         Section 3.13 Financial Condition. The Company shall have delivered to KPP evidence that, as of September 30, 2002 on a pro forma basis after giving effect to the Transactions:

         (a) Consolidated EBITDA for the immediately prior twelve-month period is not less than $14,500,000 as adjusted in a manner reasonably acceptable to KPP; and

         (b) the total Consolidated Funded Debt of the Company and its Subsidiaries is equal to or less than $23,000,000 (plus miscellaneous items of Indebtedness (other than Capital Leases) acceptable to KPP), of which amount no more than $22,000,000 is senior in right of payment or otherwise to the Note.

         Section 3.14 Pro Forma Financial Statements; Projections. The Company shall have delivered to KPP as of the Closing Date (i) an unaudited pro forma consolidated balance sheet (the "Pro Forma Balance Sheet") of the Company and its Subsidiaries, certified by the Chief Financial Officer of the Company to the effect that such financial statements fairly present the financial position and pro forma EBITDA (on a trailing 12-month basis) results of operations of the Company and its Subsidiaries after giving effect to the pro forma adjustments reflecting the consummation of the Transactions, as of the last day of the month most recently ended prior to the Closing Date; provided, however, that if the Closing Date occurs on or before the 20th day of the month in which the Closing occurs, then the Pro Forma Financial Statements shall be dated as of the last day of the next prior month and (ii) projected consolidated balance sheets and statements of income and cash flow of the Company and its Subsidiaries, prepared on an annual basis through December 31, 2006 (the "Projections"), all of which shall be in form and substance satisfactory to KPP.

         Section 3.15 Securities. The Securities shall have been duly executed and delivered by the Company.

         Section 3.16 Securityholders' and Registration Rights Agreement. The Securityholders' and Registration Rights Agreement, substantially in the form attached hereto as Exhibit 3.16, shall have been duly executed and delivered by all of the parties thereto.

         Section 3.17 Solvency Certificate; Insurance Certificates. On the Closing Date, KPP shall have received:

         (a) a certificate from a Financial Officer of the Company in form and substance acceptable to KPP to the effect that, on the Closing Date and after giving effect to the Transactions, the Company individually is, and the Company and its Subsidiaries, taken as whole, are Solvent, which certificate shall be in full force and effect on the Closing Date and shall provide that KPP shall be entitled to rely thereon; and

         (b) evidence of insurance complying with the requirements of Section
7.8 for the business and properties of the Company and its Subsidiaries.

         Section 3.18 Letter to Accountants. On or prior to the Closing Date, the Company shall use reasonable efforts to provide KPP with a copy of the letter, substantially in the form attached hereto as Exhibit 3.19, delivered by the Company to its independent certified public accountants pursuant to Section 7.9.

         Section 3.19 Senior Credit Agreement. The Senior Credit Agreement shall have been duly executed by each party thereto and shall be in full force and effect. On the Closing Date, each Lender under the Senior Credit Agreement shall make the advances required thereunder to be made on the Closing Date in the full amount contemplated therein, pay associated fees and expenses, all on terms and conditions reasonably satisfactory to KPP.

         Section 3.20 Fees, Etc. On the Closing Date, the Company shall have paid to KPP all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to KPP.

         Section 3.21 D&O Insurance. The Company shall have obtained a D&O Insurance Policy satisfactory to KPP and naming KPP, in its capacity as an observer of the Board of Directors of the Company, as an additional insured.

         Section 3.22 Security Agreements. The Company and each Guarantor shall have (a) delivered to KPP a security agreement (the "Security Agreement") in the form attached hereto as Exhibit 3.22, and (b) authorized the filing of U.C.C. Financing Statements pursuant to the Security Agreement.

         Section 3.23 Guarantors. Each Guarantor shall have delivered to KPP a Guaranty (the "Guaranty") in the form attached hereto as Exhibit 3.23.

                                   ARTICLE IV.
                          CONDITIONS TO THE OBLIGATIONS
                 OF THE COMPANY TO ISSUE AND SELL THE SECURITIES

         The obligations of the Company to issue and sell the Securities and to perform its other obligations hereunder relating thereto shall be subject to the reasonable satisfaction as determined by, or waived by, the Company of the following conditions on or before the Closing Date:

         Section 4.1 Representations and Warranties. The representations and warranties of KPP contained in Article 6 hereof shall be true and correct at and as of the date hereof and the Closing Date as if made at and as of such date.

         Section 4.2 Compliance with this Agreement. KPP shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by KPP on or before the Closing Date.

                                   ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         To induce KPP to enter into this Agreement and to purchase the Securities, the Company hereby represents and warrants to KPP before and after giving effect to the Transactions, as of the date hereof:

         Section 5.1 Corporate Existence and Power. The Company and each of its Subsidiaries (a) is duly organized validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as the case may be, (b) has all requisite corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged, (c) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not have, individually or in the aggregate, a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party. True, correct and complete copies of the Certificate of Incorporation and By-Laws of the Company and each of its Subsidiaries have been delivered to KPP and the Certificate of Incorporation and By-Laws are in full force and effect. Schedule 5.1 contains a true, complete and correct list of each jurisdiction where the Company's or any of its Subsidiaries is qualified to do business as a foreign entity as of the date of this Agreement.

         Section 5.2 Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Investment Document to which it is or will be a party and the consummation of the transactions contemplated thereby, including, without limitation, the issuance of the Securities (a) has been duly authorized by all necessary action of the Company and its Board of Directors and shareholders, (b) do not and will not contravene or violate the terms of the Certificate of Incorporation or By-Laws of the Company, or any Requirement of Law applicable to such Person or such Person's assets, business or properties; (c) do not and will not (with or without the giving of notice or the lapse of time or both), (i) conflict with, contravene, result in any violation or breach of or default under any Contractual Obligation of the Company or its Subsidiaries (ii) create in any other Person a right or claim of termination or amendment of any Contractual Obligation of the Company or its Subsidiaries, or (iii) require or permit modification, acceleration or cancellation of any Contractual Obligation of the Company or any of its Subsidiaries, except to the extent that such conflict, including the conflicts listed on Schedule 5.2, contravention, violation, breach, default, termination, amendment, modification, acceleration or cancellation could not reasonably be expected to have a Material Adverse Effect; and (d) do not and will not (with or without the giving of notice or the lapse of time or both), result in the creation of any Lien (or obligation to create a
Lien) against any property, asset or business of the Company or any of its Subsidiaries, other than Liens under the Senior Debt Documents.

         Section 5.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with or in respect of, any Governmental Authority or any other Person in respect of any Requirement of Law or Contractual Obligation, and no lapse of a waiting period under a Requirement of Law or Contractual Obligation, is necessary or required in connection with the execution, delivery or performance by (including, without limitation, the payment of interest on the Note and the issuance of shares of Capital Stock upon the exercise of the Warrant), or enforcement against the Company or any of its Subsidiaries of the Transaction Documents to which it is a party or the consummation of the transactions contemplated thereby, except consents, authorizations, filings and notices described in Schedule 5.3, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect or in respect of which the failure to obtain could not be reasonably expected to have a Material Adverse Effect.

         Section 5.4 Binding Effect. The Company and its Subsidiaries have duly executed and delivered this Agreement and the other Investment Documents to which it is a party and this Agreement and the other Investment Documents constitute, and upon execution will constitute, the legal, valid and binding obligation of the Company and its Subsidiaries enforceable against the Company and its Subsidiaries in accordance with their respective terms.

         Section 5.5 Litigation. There are no legal actions, suits, proceedings, claims or disputes pending or threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Company, any of its Subsidiaries or the Business other than those matters set forth on Schedule 5.5 which matters, if determined adversely, would individually or in the aggregate be reasonably likely to have a Material Adverse Effect. No injunction, writ, temporary restraining order, decree or any order or determination of any nature by any arbitrator, court or other Governmental Authority is in effect purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents.

         Section 5.6 Compliance with Laws. Except as set forth in Schedule 5.6, the Company and its Subsidiaries, with respect to the Business, has timely filed all reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law in respect of which the failure to comply, individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect and the Company, nor any of its Subsidiaries or has not received notice from any Governmental Authority of a violation of any Requirement of Law, except to the extent such notice or violations would not be reasonably likely to have a Material Adverse Effect.

         Section 5.7 No Default or Breach. No event has occurred and is continuing or would result from the incurring of obligations by the Company and its Subsidiaries under the Transaction Documents which constitutes or, with the giving of notice or lapse of time or both, would constitute an Event of Default. Neither the Company, nor any of its Subsidiaries is or, with the giving of notice or the lapse of time or both will be, in default under or with respect to any Contractual Obligation which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 5.8 Title to Properties.

         (a) Schedule 5.8(a) contains a true, complete and correct list of all real property owned by the Company and its Subsidiaries that is reflected on the Pro Forma Financial Statements or used in connection with the respective businesses of the Company and each of its Subsidiaries. The Company and/or its Subsidiaries have good and valid title in all of its owned real property and its interests as lessee in all material leased real property used in connection with its business, free and clear of all Liens, liabilities and rights except for Permitted Liens.

         (b) Schedule 5.8(b) contains a list of all real property leases reflected on the Pro Forma Financial Statements or used in connection with the respective businesses of the Company and each of its Subsidiaries. The Company and/or its Subsidiaries hold all of the right, title and interest of a tenant under the leases reflected on the Pro Forma Financial Statements or used in connection with their respective businesses free and clear of all Liens, liabilities and rights except for Permitted Liens.

         (c) The Company or its Subsidiaries have good and valid title to all of the personal property owned by the Company and/or its Subsidiaries, free and clear of Liens, except Permitted Liens and Liens being released on or prior to the Closing Date. All of the material personal property owned or used by the Company or any of its Subsidiaries is in good operating condition and repair (subject to ordinary wear and tear), is suitable for the purposes for which it is presently being used and is adequate to meet the requirements of the Business. Each lease or sublease of material personal property to which the Company or any Subsidiary is a party is in full force and effect. The Company or its Subsidiaries have complied with all material commitments and obligations on its part to be performed or observed under each such lease. Each party to each such lease other than the Company or any of its Subsidiaries has complied with all commitments and obligations on its part to be performed or observed thereunder except where the failure to so comply, individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

         Section 5.9 Use of Real Property. Except as set forth on Schedule 5.9, the owned and leased real properties reflected on the Pro Forma Financial Statements or used in connection with the respective businesses of the Company and its Subsidiaries, are used and operated in compliance and conformity with all Contractual Obligations and Requirements of Law except where the failure to so comply, individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

         Section 5.10 Taxes. Except as set forth on Schedule 5.10, the Company and its Subsidiaries have timely filed all federal, state, local and foreign tax returns and reports required to be filed by them and have paid all taxes, assessments, fees and other charges required to have been paid by them, other than those that are being contested in good faith and by the proper proceedings and for which adequate reserves have been established in accordance with GAAP. As of the Closing Date, except as set forth on Schedule 5.10, there is no ongoing audit or examination or, other investigation by any Governmental Authority of the tax liability of the Company or its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. As of the Closing Date, the Company, nor its Subsidiaries have not waived or extended or have requested to waive or extend the statute of limitations relating to a tax assessment or deficiency.

         Section 5.11 Financial Condition.

         (a) KPP has been furnished with true, correct and complete copies of
(i) the audited balance sheets and income statements of the Company and its Subsidiaries as of December 31, 2001, and the related audited statement of operations, statement of changes in stockholders' equity (deficit) and balance sheet, together with the notes thereto, for the fiscal year ended December 31, 2001, reported on by, and accompanied by an unqualified report from KPMG (the "Financial Statements"), (ii) the Company's from 10K for its year ended December 31, 2001 (the "10K") and forms 10-Q for the periods ended March 31 and June 30, 2002 (the "10-Qs", and (iii) balance sheets and income statements and related statement of operations and the financial statements for the period ended September 30, 2002, in each case fairly presenting, in all material respects, the financial position of the Company as of the respective dates thereof, and the results of operations, changes in stockholders' equity (deficit) and balance sheet of the Company as of the respective dates thereof and for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise set forth in the Note thereto and subject, in the case of the unaudited interim financial statements, to the absence of Note required by GAAP and to normal year-end audit adjustments, none of which, individually or in the aggregate, will be material. The non-financial statement information contained in the 10K and the 10-Qs is true and accurate in all material respects.

         (b) Except as set forth on Schedule 5.11, the Company and its Subsidiaries had no obligation, indebtedness or liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due), which was not reflected or reserved against in the balance sheets or the notes thereto which are part of the financial statements delivered pursuant to subsection (a) above, except for those (i) incurred in the ordinary course of business subsequent to June 30, 2002 and which are fully reflected on the Company's books of account and (ii) which do not exceed $15,000 individually or $150,000 in the aggregate.

         (c) The Pro Forma Balance Sheet gives pro forma effect to the issuance of the Note and Warrant, the initial extensions of credit made under the Senior Credit Agreement, the payment of transaction fees and expenses related to the foregoing, and the consummation of the other Transactions, all as if such events had occurred on the date as of which the Pro Forma Balance Sheet is prepared. The Pro Forma Balance Sheet has been prepared in accordance with GAAP (subject to the absence of the Note required by GAAP and subject to normal year-end adjustments, none of which, individually or in the aggregate, will be material) and presents fairly the consolidated financial condition of the Company and its Subsidiaries on an unaudited pro forma basis as of the date set forth therein, after giving pro forma effect to the consummation of the transactions described above.

         (d) The Company has prepared, and has heretofore furnished to KPP, a copy of, annual projected consolidated balance sheets and statements of income and cash flows of the Company and its Subsidiaries for the four-fiscal year period ending December 31, 2006, giving effect to the transactions described therein (the "Projections"). The Projections disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such Projections. As of the Closing Date, no facts exist that (individually or in the aggregate) would require a material change in any of such Projections. The Projections if adjusted to conform to the Transactions, are based upon reasonable estimates and assumptions in light of the circumstances under which they were made, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Company of the results of operations and other information projected therein.

         Section 5.12 Absence of Certain Changes. Except as set forth in
Schedule 5.12 or pursuant to the Transaction Documents, and the transaction contemplated thereby since June 30, 2002, the Business has been conducted only in the ordinary course consistent with past practices, and none of the Company nor any of its Subsidiaries has (i) incurred, or agreed to incur, material Indebtedness, (ii) experienced any damage, destruction or loss that, to the extent not covered by insurance, has had or reasonably would be expected to have a Material Adverse Effect, (iii) declared, set aside or paid any dividend or other distribution (whether in cash, equity securities, interests or property) in respect of its equity securities, (iv) entered into any material Contractual Obligation involving any director, officer, manager, shareholder, member, employee of the Company, any of its Subsidiaries, or any Affiliates of any of the foregoing Persons, (v) granted or committed to grant to any director, officer, manager, member, employee or Affiliate of the Company, or any of its Subsidiaries any material increase in compensation or benefits, (vi) granted or committed to grant to any director, officer, manager, employee or Affiliate of the Company or any of its Subsidiaries any increase in or right to severance or termination pay or any other compensation or benefits payable upon a change in control of any such entity or (vii) taken any action that, if taken after the Closing Date hereof, reasonably would be expected to constitute a Default or Event of Default or have a Material Adverse Effect.

         Section 5.13 No Material Adverse Change. There has been no Material Adverse Change since June 30, 2002.

         Section 5.14 Environmental Matters. Except as described on Schedule
5.14:

         (a) The Company and each of its Subsidiaries is in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws, or in any plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent that failure to so comply will not have a Material Adverse Effect. The Company is not aware of, and none of the Company or any of its Subsidiaries has received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceedings, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, release or threatened release of any Hazardous Material or alleged violation or any violations of Applicable Environmental Laws; and

         (b) No Hazardous Material has been incorporated in, used on, stored on or under, released from, treated on, transported to or from, or disposed of on or from any Property owned or during the period of the applicable lease, or to the knowledge of the Company, any prior period, leased the Company or any of its Subsidiaries such that, under Applicable Environmental Laws (i) any such Hazardous Material would be required to be removed, cleaned-up or remedied before the Property could be altered, renovated, demolished or transferred, or (ii) the owner or lessee of the Property could be subjected to liability for the removal, clean-up or remediation of such Hazardous Material; and none of the Company nor any of its Subsidiaries has received any notification from any Governmental Bodies or other third parties relating to Hazardous Material on or affecting any Property owned or leased by the Company or its Subsidiaries or relating to any potential or known liability under Applicable Environmental Laws arising from the ownership or leasing of any Property.

         Section 5.15 Investment Company/Government Regulations. Except as set forth on Schedule 5.15, the Company nor any of its Subsidiaries are not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company nor any of its Subsidiaries are not subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness. The Company nor any of its Subsidiaries are not engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of the Note will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors. Since their respective dates of incorporation or organization, as the case may be, the Company and its Subsidiaries have not been, and are not, a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and in Section 1.897-2(b) of the Treasury Regulations issued thereunder.

         Section 5.16 Subsidiaries. Schedule 5.16 sets forth a complete and accurate list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. All of the outstanding shares of Capital Stock of, or other Capital Stock in, the Subsidiaries of the Company are validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.16, as of the Closing Date, all of the outstanding shares of Capital Stock of, or other ownership interests in, each of the Subsidiaries are owned by the Company, as the case may be, or by a Wholly Owned Subsidiary of the Company, as the case may be, free and clear of any Liens, except Liens being fully released on or prior to the Closing Date and Liens being granted pursuant to the Senior Debt Documents on the Closing Date. No Subsidiary of the Company has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiaries to issue, transfer or sell any securities of such Subsidiary in connection with the Transactions.

         Section 5.17 Capitalization.

         (a) As of the Closing Date and after giving effect to the Transactions, the authorized capital stock of the Company consists of 80,000,000 shares of stock, comprised of 70,000,000 shares of Common Stock, par value $.01 and 10,000 shares of Preferred Stock, par value $.01. The Company has no shares of Capital Stock held in treasury. As of the Closing Date after giving effect to the Transactions, there are: (i) 15,051,460 shares of Common Stock issued and outstanding; (ii) no shares of Preferred Stock issued and outstanding and (iii) 186,792 shares of Common Stock reserved for issuance upon exercise of the Warrant. The Warrant and all outstanding shares of Capital Stock of the Company have been duly authorized by all necessary corporate action. All outstanding shares of Capital Stock of the Company are, and upon the exercise of the Warrant, when issued, will be, validly issued, fully paid and nonassessable and shall be free and clear of all Liens and the issuance of the foregoing has not been or will not be, as the case may be, subject to preemptive rights in favor of any Person (other than KPP) and will not result in the issuance of any additional shares of Capital Stock of the Company or the triggering of any anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of the Company. Schedule 5.17 provides an accurate list as of the Closing Date, after giving effect to the Transactions, of all of the holders of warrants, options, rights and securities convertible into Capital Stock of the Company, together with the number of shares of Capital Stock to be issued upon the exercise or conversion of such warrants, options, rights and convertible securities.

         (b) On the Closing Date, except for the Warrant and as set forth on
Schedule 5.17, there will be no outstanding Capital Stock of the Company or any of its Subsidiaries or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company or any of its Subsidiaries is a party relating to the issuance of any Capital Stock of the Company or any of its Subsidiaries.

         Section 5.18 Private Offering. No form of general solicitation or general advertising, including, without limitation, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the Company or any of its Subsidiaries or any of the Company's or such Subsidiary's representatives, or, any other Person acting on behalf of the Company or any of its Subsidiaries, in connection with the offering of the Securities. None of the Company or any of its Subsidiaries or any Person acting on the Company's or such Subsidiary's behalf has directly or indirectly offered the Securities, or any part thereof or any other similar securities, for sale to, or sold or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person or Persons other than KPP and other investors who the Company reasonably believed had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of purchasing the Securities. The Company further represents to KPP that, assuming the accuracy of the representations of KPP as set forth in Article 6 hereof, none of the Company or any of its Subsidiaries or any Person acting on the Company's or such Subsidiary's behalf has taken or will take any action which would subject the issue and sale of the Securities to the provisions of Section 5 of the Securities Act, except as contemplated by the Securityholders' and Registration Rights Agreement. The Company has not sold the Securities to anyone other than KPP. The Note and the Warrant shall bear substantially the same legend set forth in Section 6.3 hereof, as applicable, for at least so long as such restrictions apply. All prior offerings and sales of securities of the Company and its Subsidiaries were in compliance with all applicable federal and state securities laws.

         Section 5.19 Broker's, Finder's or Similar Fees. Except as set forth on
Schedule 5.19, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer and sale of the Note and the Warrant by the Company or any of its Subsidiaries.

         Section 5.20 Labor Relations. The Company, nor any of its Subsidiaries (with respect to the Business) has committed or is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended, except as set forth on Schedule 5.20. Except as set forth on Schedule 5.20, there is (a) no unfair labor practice complaint pending or threatened against the Company, any of its Subsidiaries or any other Persons with respect to the Business before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any other Persons with respect to the Business, and (c) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and no union organizing activities are taking place. Except as set forth on Schedule 5.20, each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Requirements of Law respecting employment and employment practices, terms and conditions of employment and wages and hours. None of the Company, nor any of its Subsidiaries is a party to any collective bargaining agreement.

         Section 5.21 Employees. Set forth on Schedule 5.21 is a complete list of all employment agreements between the Company and any of its Subsidiaries and any employee of the Company or its Subsidiaries. Except as set forth on Schedule 5.21, the Company is not aware that any executive or key senior employee of the Company or any of its Subsidiaries or any group of such employees has any plans to terminate employment with the Company or the Subsidiaries, as the case may be. With respect to employees who are terminating their employment, Schedule
5.21 provides a true and correct summary of all severance benefits being provided to such employees. Except as set forth on Schedule 5.21, none of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any of its or their employees, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting, collective bargaining or similar agreement relating to, affecting or in conflict with, the present or proposed business activities of the Company or any of its Subsidiaries or any such Person's right to participate in the affairs of the Company or any of its Subsidiaries.

         Section 5.22 ERISA. Except as set forth on Schedule 5.22, or could not be reasonably expected to result in a Material Adverse Effect:

         (a) Each Company Program has been maintained in all material respects in accordance with its terms and with all applicable laws, and no failure to so maintain any Company Program will result from the completion of the Transactions. Neither the Company nor any ERISA Affiliate has any unsatisfied material liability, or any unpaid material fine, penalty or Tax, with respect to any Company Program. There has been no "prohibited transaction," as defined in
Section 406 of ERISA or Code Section 4975, or any breach of any duty under ERISA, any other applicable Law or any agreement, with respect to any Company Program which could subject the Company or any ERISA Affiliate to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, Taxes or any other loss or expense. The Company or a

Subsidiary, as the case may be, has made full and timely payment of all contributions required to be made to each Company Program by the terms of such plan or under the applicable Law, except that all contributions which are so required to be made by the Company or a Subsidiary, as the case may be, to the Company Programs for any period ending prior to the Closing, but which are not due by the date of the Closing, shall be properly reserved or accrued in the Financial Statements.

         (b) No litigation or claim (other than routine claims for benefits), and no governmental administrative proceeding, audit or investigation, is pending or, to the knowledge of the Company, threatened with respect to any Company Program.

         (c) As of the date of this Agreement, no Company Program is (i) a "multiemployer plan", as defined in Section 3(37) of ERISA, a "multiple employer plan", as described in Section 413(c) of the Code or a "multiple employer welfare arrangement", as defined in Section 3(40) of ERISA, (ii) subject to the funding requirements of Section 302 of ERISA or Section 412 of the Code, (iii) subject to Title IV of ERISA.

         (d) All health and medical benefit coverage under each Company Program is provided solely through insurance. No Company Program provides health or medical coverage to retired or former employees, directors or officers, except for continuation coverage required by Section 4980B of the Code or Sections 601 to 608 of ERISA ("Continuation Coverage").

         (e) No Employee of the Company or any Subsidiary shall accrue or receive additional benefits, additional credit for service, accelerated vesting or accelerated rights to payment of any benefit under any Company Program, or become entitled to any severance, termination allowance or similar payments, as a result of the Transactions. No payment made or contemplated under any Company Program constituted, or would constitute, an "excess parachute payment" within the meaning of Section 280G of the Code.

         (f) Neither the Company nor any Subsidiary is under any obligation (express or implied) to modify any Company Program, or to establish any new Employee Program. The Company or a Subsidiary, as the case may be, has expressly reserved to itself the right to amend, modify or terminate each Company Program, or any portion of any Company Program, without liability to itself.

         (g) No ERISA Affiliate has any unpaid material liability, fine, penalty or Tax with respect to any Employee Program for which the Company or any Subsidiary could be liable. To the Company's knowledge, neither the Company nor any Subsidiary has any unpaid material liability, fine, penalty or tax with respect to any Employee Program that it had previously maintained.

         (h) No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under any Company Program.

         Section 5.23 Patents, Trademarks, Etc.

         (a) Schedule 5.23 sets forth a complete and correct list of all Intellectual Property that is owned by the Company or any of its Subsidiaries and which has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and the United States Copyright Office or other filing offices, domestic or foreign (the "Owned Intellectual Property") and identifies the office with which such filing was made. Schedule 5.23 sets forth a complete and correct list of all Intellectual Property used by the Company and its Subsidiaries in the Business immediately prior to the Closing Date. Except as set forth on Schedule 5.23, the Owned Intellectual Property constitutes all Intellectual Property used by, and necessary for the conduct of the business of the Company and its Subsidiaries. Except as set forth on Schedule 5.23, the Owned Intellectual Property does not infringe the rights of any other Person in respect of any Intellectual Property in a manner that could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.23, none of the Owned Intellectual Property is being infringed by any other Person in a manner that could reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any employee or consultant of the Company or any of its Subsidiaries has any agreements or arrangements with former employers of such employees or consultants relating to any Intellectual Property of such employers, which interfere or conflict with the performance of such employee's or consultant's duties for the Company or any Subsidiary or results in any former employers of such employees and consultants having any rights in, or claims on, the Owned Intellectual Property. The activities of the employees and consultants of the Company and each of its Subsidiaries on behalf of such entities do not violate any agreements or arrangements which any such employees or consultants have with former employers or current or former clients. Each Owned Intellectual Property registration and filing listed in Schedule 5.23 is in full force and effect.

         (b) Schedule 5.23 sets forth a complete and correct list of all material Contractual Obligations (i) pursuant to which the use by any Person of material Intellectual Property is licensed or permitted by the Company or any of its Subsidiaries and (ii) pursuant to which the use by the Company or any of its Subsidiaries of material Intellectual Property is licensed or permitted by any other Person (collectively, the "Intellectual Property Licenses"). All Intellectual Property Licenses (i) are in full force and effect in accordance with their terms, and (ii) are free and clear of any liens (other than Permitted Liens or liens being released on or prior to the Closing). None of the Company nor any of its Subsidiaries nor any of the other parties thereto is in default under any of the Intellectual Property Licenses, and no such default is currently threatened. There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the knowledge of the Company, threatened, that challenges the rights of the Company or its Subsidiaries in respect of any Intellectual Property, Owned Intellectual Property or any of the Intellectual Property Licenses. Except as set forth on Schedule 5.23, none of the Owned Intellectual Property or any Intellectual Property Licenses are subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator or other Governmental Authority. The Company and its Subsidiaries have taken all reasonable measures to protect and preserve the security, confidentiality and value of their Intellectual Property, including trade secrets and other confidential information. All trade secrets and other confidential information of the Company and its Subsidiaries are presently valued and protectible and have not been abandoned by the Company and its Subsidiaries except as could not reasonably be expected to have a Material Adverse Effect. There is no Requirement of Law, patent, invention or device pending or, to the knowledge of the Company and its Subsidiaries, proposed, which would restrict the Company's or any Subsidiary's ability to use any of their Intellectual Property.

         Section 5.24 Transaction with Affiliates. Except as set forth on
Schedule 5.24 and other transactions among the Company and its Subsidiaries, there are no Contractual Obligations of the Company and any of its Subsidiaries to any of their respective officers, directors, managers, shareholders, members, employees, Affiliates or their respective Affiliates, of any of the Company or any of its Subsidiaries other than (i) for payment of compensation for services rendered and indemnity, (ii) reimbursement for reasonable expenses incurred on behalf of such entity, (iii) for standard employee benefits made generally available to all employees of the Company (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company as set forth on Schedule 5.24) and (iv) pursuant to any of the Transaction Documents. Except to the extent disclosed to KPP prior to the date hereof, none of the officers, directors, managers, shareholders, members, Affiliates, or their respective Affiliates of any of the Company or any of its Subsidiaries has incurred Indebtedness to such entity or has any direct or indirect material ownership interest in any person with which such entity is affiliated. Except as set forth on Schedule 5.24 and other than transactions among the Company and its Subsidiaries, no officer, director, manager, shareholder, member, employee, Affiliate, or any of the respective Affiliates of any of the Company or any of its Subsidiaries, is, directly or indirectly, a party to or otherwise interested in any material Contractual Obligation with any of the Company or any of its Subsidiaries. Except as may be expressly disclosed in notes to the Financial Statements or permitted by Article 9, none of the Company or any of its Subsidiaries is a guarantor or indemnitor of the Indebtedness of any other Person.

         Section 5.25 Outstanding Borrowings; Liens. Except for borrowings under the Senior Credit Agreement and the Note issued hereunder, on the Closing Date after giving effect to the Transactions, there exist no Outstanding Borrowings of the Company or its Subsidiaries, except as set forth on Schedule 5.25. Except for Permitted Liens and Liens set forth on Schedule 5.25, there exist no Liens that encumber the assets of the Company or any of its Subsidiaries.

         Section 5.26 Material Contracts. None of the Company or any Subsidiary is a party to any Contractual Obligation, or is subject to any corporate restriction or any Requirement of Law that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Schedule 5.26 lists, as of the Closing Date and after giving effect to the Transactions, (a) each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) to which the Company or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject, other than purchase orders with customers entered into in the ordinary course of business, and (b) each agreement to purchase Telecommunications Equipment having an aggregate value per agreement in excess of $1,000,000 to which any of the Company or any of its Subsidiaries is a party and also indicates the parties thereto (collectively, "Material Contracts"). As of the Closing Date and after giving effect to the Transactions, (i) each Material Contract is in full force and effect and is enforceable by the Company or such Subsidiary, as applicable, that is a party thereto in accordance with its terms, and (ii) to the knowledge of the Company, no other party thereto is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

         Section 5.27 Insurance. Schedule 5.27 sets forth a true, correct and complete list of the insurance policies or programs of the Company and each Subsidiary in effect as of the date hereof, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance program that is in effect. All such policies are in full force and effect, are underwritten by financially sound and reputable insurers, are sufficient for all applicable Requirements of Law and otherwise are in compliance with the criteria set forth in Section 7.8. All such policies will remain in full force and effect, or shall be replaced by comparable policies and will not in any way be affected by, or terminate or lapse by reason of any of the consummation of any of the Transactions.

         Section 5.28 Solvency.

         (a) The value of the assets of the Company, based on a fair valuation thereof, is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Company, as they are expected to become absolute and mature. The value of the assets of each of the Subsidiaries of the Company, based on a fair valuation thereof, is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of each such Subsidiary, as they are expected to become absolute and mature.

         (b) The assets of the Company do not constitute unreasonably small capital for the Company to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Company, taking into account (i) the nature of the business conducted by the Company, (ii) the particular capital requirements of the business conducted by the Company, (iii) the anticipated nature of the business to be conducted by the Company in the future, and (iv) the projected capital requirements and capital availability of such current and anticipated business. The assets of each of the Subsidiaries of the Company do not constitute unreasonably small capital for such Subsidiary to carry out its business as now conducted and as proposed to be conducted, including the capital needs of each such Subsidiary, taking into account (1) the nature of the business conducted by such Subsidiary, (2) the particular capital requirements of the business conducted by such Subsidiary, (3) the anticipated nature of the business to be conducted by such Subsidiary in the future, and (4) the projected capital requirements and capital availability of such current and anticipated business.

         (c) Neither the Company, nor any of its Subsidiaries, intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Company or any such Subsidiary, as applicable, and the timing and amounts to be payable on or in respect of debt of the Company or any such Subsidiary, as applicable). The cash flow of the Company or any such Subsidiary, as applicable, after taking into account all anticipated uses of the cash of the Company or any such Subsidiary, as applicable, will at all times be sufficient to pay all such amounts on or in respect of debt of the Company or any such Subsidiary, as applicable, when such amounts are anticipated to be required to be paid.

         (d) The Company does not believe that final judgments against it or any of its Subsidiaries in actions for money damages presently pending, if any, will be rendered at a time when, or in an amount such that, the Company or any such Subsidiary, as applicable, will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Company or any such Subsidiary, as applicable, after taking into account all other anticipated uses of the cash of the Company or any such Subsidiary, as applicable (including the payments on or in respect of debt referred to in subparagraph (c) of this
Section 5.28), should at all times be sufficient to pay all such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).

         Section 5.29 Change of Control Payments. Except as set forth on
Schedule 5.29, neither the execution, delivery and performance by the Company of this Agreement, nor the execution, delivery and performance by the Company or any of its Subsidiaries of any of the other Transaction Documents, nor the consummation of the transactions contemplated hereby shall require any payment by the Company or any of its Subsidiaries or Affiliates, in cash or kind, under any other agreement, plan, policy, commitment or other arrangement. There are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of the execution and delivery of any of the Transaction Documents, or consummation of any of the Transactions. There are no payments or other benefits payable by the Company or any of its Subsidiaries, the value of which will be calculated on the basis of any of the Transactions.

         Section 5.30 Customers and Suppliers.

         (a) Schedule 5.30 sets forth a list of all Material Customers. Except as set forth in Schedule 5.30, neither the Company nor any of its Subsidiaries has received any notice or has any knowledge of any intention on the part of any such Material Customer to terminate any material purchase contract or to materially reduce its purchases from the levels sustained by such Material Customer during the seven (7) month period ended June 30, 2002 or has any reason to believe that sales projected to any such Material Customer over the seven (7) month period following the Closing will be materially less than so projected.

         (b) Schedule 5.30 sets forth a list of all Material Suppliers. Except as set forth in Schedule 5.30, neither the Company nor any of its Subsidiaries has received any notice or has any knowledge of any intention on the part of any such Material Supplier to materially increase prices of such goods to the Company and its Subsidiaries above current or current projected levels or to otherwise materially alter its relationship with the Company and its Subsidiaries in an adverse manner.

         Section 5.31 Information; Representations and Warranties in the Documents. None of the Debt Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no material fact known to the Company which the Company has not disclosed in writing to KPP, or counsel to KPP, which has or, insofar as the Company can reasonably foresee, may have or will have a Material Adverse Effect (other than general market, financial and business conditions applicable to the economy as a whole). No representation or warranty made by the Company set forth herein, or in any schedule hereto, in any supplement to any schedule contains or will contain any untrue statement of a material fact, or omits to state any material fact, necessary in order to make the statement therein, in light of the circumstances in which it was made, not misleading. The representations and warranties made by the Company in each Debt Document are true and correct in all material respects as of the date of this Agreement (except where any such representation and warranty is stated as being true only as of a specific date, in which case such representation and warranty was true and correct in all material respects on such date).

         Section 5.32 Regulatory Authorizations. The Company or its Subsidiaries holds or currently has pending all Regulatory Authorizations required by the FCC, any PUC or any Communications Law for the conduct of its business as now conducted and as proposed to be conducted and all such Regulatory Authorizations currently held are in full force and effect and subject to no pending contest, challenge or appeal. KPP, solely by reason of the execution, delivery and performance of any of the Transaction Documents, will not be subject to the regulation or control of either the FCC or any PUC, except in connection with the enforcement of remedies. The Regulatory Authorizations are described on
Schedule 5.32.

         Section 5.33 No Regulatory Event. No Regulatory Event is pending or has occurred and is continuing and, to the knowledge of the Company, no Regulatory Event is threatened against the Company.

         Section 5.34 SEC Investigations. Except as described on Schedule 5.34, none of the Company or any of its Subsidiaries is subject to any SEC investigation or proceeding of any nature whatsoever. In the event that the Company or any of its Subsidiaries becomes aware of any such proceeding or investigation, the Company shall promptly provide KPP with written notice of such proceeding or investigation accurately describing in detail the nature of such proceeding or investigation. Neither the Company or any of its Subsidiaries has received any notice from the SEC or any securities exchange requiring or requesting that the Company restate or materially adjust its financial statements.

                                  ARTICLE VI.
                              REPRESENTATIONS AND
                               WARRANTIES OF KPP

         KPP, hereby represents and warrants to the Company as of the date hereof, as follows:

         Section 6.1 Authorization; No Contravention. The execution, delivery and performance by KPP of this Agreement: (a) is within KPP's power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of KPP's organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its material Contractual Obligations, or any order or decree directly relating to it.

         Section 6.2 Binding Effect. This Agreement has been duly executed and delivered by KPP and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         Section 6.3 Purchase for Own Account.

         (a) The Securities to be acquired by KPP are being or will be acquired for KPP's own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the securities owned by it, under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control. If KPP should in the future decide to dispose of any of the Securities, KPP understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. KPP agrees to the imprinting of a legend on certificates representing all of the Securities to the following effect:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

         (b) KPP is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

         (c) KPP understands that the offer and sale of the Note and the Warrant will not be registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that KPP must hold the Note and the Warrant indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration.

         (d) KPP understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to KPP) promulgated by the Commission under the Securities Act depends on the satisfaction of various conditions, including the requirement that the Company has been subject to the reporting requirements of Section 13 or Section 15 of the Exchange Act for at least 90 days, and that, if applicable, Rule 144 affords the basis for sales only in limited amounts and that each of the Company does not now qualify under Rule 144 and may not every qualify.

         (e) KPP has been furnished with or has had access to the information it has requested from the Company and has had an opportunity to discuss with the management of the Company the business and financial affairs of the Company and its Subsidiaries, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities or privately held companies so as to enable it to understand and evaluate the risks of such investment and form an investment decision with respect thereto; provided, however, that the foregoing shall in no way affect, diminish or derogate from the representations and warranties made by the Company hereunder or the right of KPP to rely thereon and to seek indemnification hereunder.

         Section 6.4 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by KPP.

         Section 6.5 Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against it of this Agreement or the transactions contemplated hereby except as set forth on Schedule 5.32.

                                  ARTICLE VII.
                                    COVENANTS

         Until the payment by the Company in full of the Obligations, the Company hereby covenants and agrees with the Holders as follows:

         Section 7.1 Financial Statements. The Company will deliver to each
Holder:

         (a) As soon as available and in any event the earlier of (i) thirty
(30) days after the end of each fiscal month (except for months at the end of any fiscal quarter in which case within forty-five (45) days) or (ii) such period as required by applicable law to be filed with the SEC, beginning with the month ending September 30, 2002, unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal month, unaudited consolidated statements of income for the Company and its Subsidiaries for the fiscal month then ended and for that portion of the fiscal year then ended and, unaudited consolidated statements of cash flows for the Company and its Subsidiaries for the fiscal month then ended and for that portion of the fiscal year then ended and, unaudited consolidated statements of cash flows for the Company and its Subsidiaries for the fiscal month then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year together with comparative budgeted figures for the fiscal period then ended, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding month or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such month;

         (b) As soon as available and in any event the earlier of (i) forty-five
(45) days after the end of each of the first three fiscal quarters of each fiscal year or (ii) such period as required by applicable law to be filed with the SEC, beginning with the fiscal quarter ending September 30, 2002, unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income and consolidated statements of cash flows and stockholders' equity for the Company and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year together with comparative budgeted figures for the fiscal period then ended, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of Note required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter;

         (c) As soon as available and in any event within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ending December 31 2002, an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income and consolidated statements of cash flows and stockholders' equity for the Company and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by the Company or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Holders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Company and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit (which report may be limited to the extent required by accounting rules or guidelines);

provided, however, that such accountants shall not be liable to the Holders for the failure to obtain knowledge of any Default or Event of Default; and

         (d) Concurrently with each delivery of the financial statements described in Sections 7.1(b) and 7.1(c), a management's discussion and analysis report, regarding such topics as the Company's financial condition and results of operations, the Company's business and corresponding industry and the Company's management.

         Section 7.2 Other Business and Financial Information. The Company will deliver to each Holder:

         (a) Concurrently with each delivery of the financial statements described in Sections 7.1(b) and (c), a Compliance Certificate with respect to the period covered by the financial statements being delivered thereunder, executed by a Financial Officer of the Company, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 8.1 through 8.4 as of the last day of the period covered by such financial statements, commencing with the time periods required by such Sections;

         (b) Concurrent with each delivery of the financial statements described in Section 7.1(b) and (c), a certificate executed by a Financial Officer of the Company in form and substance satisfactory to the Required Holders and certifying that the financial statements delivered thereunder fairly present in all material respects the consolidated financial position and results of operations of the Company and any consolidated Subsidiaries as of the dates and for the periods indicated in accordance with GAAP (subject, in the case of unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments);

         (c) As soon as available and in any event (i) by January 31 of each fiscal year, beginning with the fiscal year beginning January 1, 2003, a consolidated operating budget for the Company and its Subsidiaries for such fiscal year (prepared on a monthly basis), consisting of consolidated balance sheets and consolidated statements of income and cash flows, together with a certificate of a Financial Officer of the Company to the effect that such budget has been prepared in good faith and is a reasonable estimate of the financial position and results of operations of the Company and its Subsidiaries for the period covered thereby; and (ii) within ten (10) days of their preparation, any
(x) operating budget of the Company or its Subsidiaries otherwise prepared and
(y) revisions or amendments made by the Company or its Subsidiaries to any budget submitted or required to be submitted to the Holders pursuant to this
Section 7.2(c).

         (d) Promptly upon receipt thereof, copies of any "management letter" submitted to the Company or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from the Company or any such Subsidiary in respect thereof;

         (e) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Company or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Company or any of its Subsidiaries shall render to or file with the Commission, the National

Association of Securities Dealers, Inc. or any national securities exchange, and
(iii) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries;

         (f) Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of the Company or any of its Subsidiaries obtaining knowledge thereof, written notice of any of the following:

                  (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Company specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Company has taken and proposes to take with respect thereto;

                  (ii) the filing or commencement of any action, suit, investigation or proceeding against or affecting the Company or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 5.5 or this Section 7.2(f);

                  (iii) the receipt by the Company or any of their respective Subsidiaries from any Governmental Authority of (A) any notice asserting any failure by the Company or any of their respective Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Company or any of its Subsidiaries or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (B) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Company or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

                  (iv) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $500,000, together with (x) a written statement of a Responsible Officer of the Company specifying the details of such ERISA Event and the action that the Company, any of its Subsidiaries or any ERISA Affiliate, as the case may be, has taken or proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Company or any of its ERISA Affiliates with respect to such ERISA Event;

                  (v) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract or other material contract or agreement to which the Company or any of its Subsidiaries is a party;

                  (vi) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting the Company or any of its Subsidiaries or any real property leased, operated or owned by the Company or any of its Subsidiaries, or the discovery by the Company or any of its Subsidiaries of a basis for any such Environmental Claim;
         (y) the receipt by the Company or any of its Subsidiaries of written notice of any alleged violation of or noncompliance with any Applicable Environmental Law or release of any Hazardous Materials; or (z) the taking of any investigation, remediation or other responsive action by the Company or any of its Subsidiaries or any other Person in response to the actual or alleged violation of any Applicable Environmental Law by the Company or any of its Subsidiaries or generation, storage, transport, release, disposal or discharge of any Hazardous Materials on, to, upon or from any real property leased, operated or owned by the Company or any of its Subsidiaries; but in each case under clauses (x),
         (y) and (z) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect; and

                  (vii) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Company setting forth the nature and period of existence thereof and the action that the Company or any of its Subsidiaries, as the case may be, has taken and proposes to take with respect thereto; and

         (g) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Company or any of its Subsidiaries (including any Company Plan and any information required to be filed under ERISA) as any Holder may from time to time reasonably request.

         (h) Promptly after execution thereof, copies of any Material Contract, and each material amendment thereto.

         (i) As promptly as reasonably possible, and in any event within three
(3) Business Days, after delivery to any Lender (as defined under the Senior Credit Agreement as in effect on the date hereof), all financial or other information delivered to any such Lender pursuant to Section 5.01 of the Senior Credit Agreement.

         (j) Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company and its Subsidiaries, or compliance with any of the terms of any Transaction Document, as KPP may reasonably request.

         Section 7.3 Corporate Existence; Franchises; Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its legal existence, except as expressly permitted otherwise by Section 9.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced; provided, however, that nothing in this Section 7.3 shall prevent the Company from discontinuing the operation and maintenance of any of its properties or those of their Subsidiaries if such discontinuance is, in the judgment of the Company, desirable in the conduct of its or their business and that would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 7.4 Use of Proceeds. The Company will use the proceeds of the sale of the Securities to (a) refinance, in part, approximately $18,250,000 of senior debt, (b) retire a $3,750,000 subordinated note issued pursuant to that certain Subordination Loan Agreement dated as of April 4, 2000 between the Company and Daniel M. Carney, as amended, (c) pay certain fees and expenses in connection with the Transactions and/or (d) pay any and all fees and expenses in connection with the issuance and sale of the Securities, all in amounts acceptable to KPP.

         Section 7.5 Compliance with Agreements. The Company will, and will cause each of its Subsidiaries to, perform and observe all of their respective material obligations set forth in this Agreement and the other Debt Documents to which it is a party.

         Section 7.6 Compliance with Laws; Regulatory Authorizations, etc. The Company will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect. The Company shall and shall cause its Subsidiaries to at all times obtain and maintain in force all of its material Regulatory Authorizations and Permits and all material registrations, qualifications, designations, declarations and other filings with, any Governmental Authority necessary in (i) the conduct of its business in its present state of Network construction and
(ii) in connection with execution and delivery of this Agreement and the Transaction Documents, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity and enforceability hereof or thereof. The Company shall and shall cause its Subsidiaries to promptly provide KPP with a copy of each material Regulatory Authorization or Permit obtained after the date hereof, and, if so requested by KPP, an opinion of regulatory counsel to the effect that the Company and its Subsidiaries have all relevant Regulatory Authorizations and Permits necessary for the operation of its business. In no event, shall the Company be required to provide KPP with more than one (1) opinion of regulatory counsel during any twelve (12) month period other than upon the occurrence and during the continuation of a Default or an Event of Default.

         Section 7.7 Payment of Obligations.

         (a) The Company will duly and punctually pay the principal of, and interest and any premium on, the Note when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise).

         (b) The Company will, and will cause each of its Subsidiaries to, (i) pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations (provided that this section shall not apply to the Equity Documents and the Senior Debt Documents) as and when due (subject to any applicable subordination provisions) if the failure to pay, discharge, or otherwise satisfy such liabilities and obligations would cause an Event of Default under Section 10.1(b)(ii) and 10.1(b)(iii), and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Company or any of its Subsidiaries; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay any such unsecured tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Company or any of its Subsidiaries, as the case may be, is maintaining adequate reserves with respect thereto in accordance with GAAP.

         Section 7.8 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

         Section 7.9 Maintenance of Books and Records; Inspection. The Company will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (iii) at all times engage KPMG or other national accounting firm as the independent certified public accountants of the Company and its Subsidiaries and (iv) permit any Holder individually or any of Holder's designated representatives to visit and inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, the independent public accountants of the Company and its Subsidiaries (and by this provision the Company authorizes such accountants to discuss the finances and affairs of the Company or any of its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested; provided, however, that, other than during the occurrence of a Default or Event of Default, the Holders shall use reasonable efforts to conduct all such visits, inspections, examinations and discussions collectively as a group.

         Section 7.10 Taxes. The Company will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions that in the aggregate are not material to the business or assets of the Company on an individual basis or the Company and its Subsidiaries on a consolidated basis) imposed upon them and their real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or its Subsidiary, as the case may be, shall have set aside on its books adequate reserves with respect thereto; and provided further that the Company or its Subsidiary, as the case may be, shall pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         Section 7.11 SEC Reports. (a).The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales under Rule 144A under the Securities Act), including the SEC Reports, and it will take such further action as any Holder may request, all to the extent required from time to time to enable such Holder to sell registrable securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         Section 7.12 Creation of Subsidiaries. Subject to the provisions of
Section 9.5, the Company may from time to time create new Subsidiaries, and the Subsidiaries of the Company may create new Subsidiaries, provided, however, that each such new Subsidiary shall be a Wholly Owned Subsidiary, provided, however, that Newco may be treated as a Subsidiary without violating the provisions of this Section 7.12, if despite the fact that it is not Wholly Owned, GAAP would require it to be consolidated with the Company as a result of the exercise by the Company of control over Newco.

         Section 7.13 Environmental Laws.

         (a) The Company will, and will cause each of its Subsidiaries to, comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that the failure to do so would not cause a Material Adverse Effect.

         (b) The Company will, and will cause each of its Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not cause a Material Adverse Effect.

         Section 7.14 Further Assurances. The Company will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Required Holders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Holders under this Agreement and the other Debt Documents.

         Section 7.15 Board Rights and Quarterly Management Meetings. The Company shall, and shall cause each of the Company's Subsidiaries to, (i) give written notice (which notice shall include a detailed agenda to the extent such agenda is available) to KPP of each meeting of the Board of Directors of the Company contemporaneously with the giving of notice of such meetings to the other directors, (ii) hold quarterly management meetings with the Chief Executive Officer, Chief Financial Officer and either (a) the Executive Vice President of Sales and Field Operations or (b) the Executive Vice President of Business Development (collectively, the "Attendees") of the Company and its Subsidiaries with all the Attendees being in attendance for all such meetings for so long as the Indebtedness to KPP shall remain outstanding, (iii) permit one (1) individual designated by KPP (the "Observer"), to attend as an observer each fourth quarter meeting of the Board of Directors of the Company and its Subsidiaries and each scheduled quarterly management meeting from the date of this Agreement for so long as any Indebtedness to KPP shall remain outstanding and (iv) reimburse promptly, upon demand, all reasonable out-of-pocket expenses incurred by the Observer in attending and/or participating in such meetings. In addition, the Company and its Subsidiaries shall provide the Observer with fifteen (15) Business Days prior written notice to the date of each quarterly management meeting and the Company and its Subsidiaries shall take all steps necessary and complete all actions necessary to hold such meeting. In the event that the fourth quarter meeting of the Board of Directors of the Company and/or its Subsidiaries falls within a quarter in which a quarterly management meeting must be called by the Company and/or its Subsidiaries pursuant to (ii) above, the Company and/or its Subsidiaries will have the right not to call such quarterly management meeting. In the event such quarterly management meeting is called by the Company and/or its Subsidiaries, KPP will have the right to attend such quarterly management meeting in addition to the fourth quarter meeting of the Board of Directors of the Company and/or its Subsidiaries. Upon the consent of the Company, KPP may attend such other meetings as are held by the Board of Directors of the Company and its Subsidiaries in addition to those which KPP has the right to attend in (iii) above.

         Section 7.16 Maintenance of D&O Insurance. The Company shall maintain in full force and effect the D&O Insurance Policy.

         Section 7.17 Site Leases and Consents. The Company shall and shall cause its Subsidiaries to maintain in force and renew all Site Leases except where the failure to do so could not be reasonably expected to cause a Material Adverse Effect. Unless otherwise approved by Collateral Agent in writing, any Site Lease entered into after the date hereof for all Sites where the aggregate cost of the Collateral to be located at such Site exceeds $500,000, shall require that Collateral Agent be given notice of default and the right to elect to cure defaults and/or assume such agreement upon such Person's default thereunder upon the occurrence and during the continuation of an Event of Default under this Agreement.

         Section 7.18 Landlord Consents. To the extent that a landlord consent is obtained with respect to the Senior Credit Agreement, the Company shall and shall cause its Subsidiaries to obtain and keep effective a similar landlord consent in favor of KPP.

         Section 7.19 Upgrade of Equipment. The Company shall, and shall cause each of its Subsidiaries to, update the Software customarily used in equipment of the same type as the equipment utilized by the Company and its Subsidiaries in the Telecommunication Business as reasonably necessary for the conduct and operation of the business of the Company and its Subsidiaries and the Company and its Subsidiaries shall update the Software utilized in other equipment to the extent reasonably necessary for the operation of the business of the Company and its Subsidiaries. The Company shall, and shall cause each of its Subsidiaries to, maintain the Equipment in good working order in accordance with established maintenance procedures such that the Equipment used in the Telecommunication Business performs to published specifications and to upgrade its functionality to include batch change supplements releases generally available to customers of the Company or the applicable vendor, as the case may be, and batch change supplements upgrades included in the original purchase price of the purchase agreement for such equipment and perform updates and maintenance on other equipment to the extent reasonably necessary for the operation of business of the Company and its Subsidiaries.

         Section 7.20 Subsidiary Guaranties and Security Agreements. Each Subsidiary of the Company, created, acquired or held subsequent to the Closing Date, shall promptly, but in no event later than five (5) Business Days after the date upon which such Subsidiary is created, acquired or held by the Company, execute and deliver to KPP (a) a Guaranty, (b) a Security Agreement covering all assets of such Subsidiary, and (c) a consent to the Intercreditor Agreement, such agreements to be in form and substance acceptable to KPP.

                                 ARTICLE VIII.
                               FINANCIAL COVENANTS

         Until the payment by the Company in full of the Obligations, the Company hereby covenants and agrees with each Holder as follows:

         Section 8.1 Leverage Ratio. The Company will not permit the Leverage Ratio to exceed (i) 2.25 to 1.00 at any time after the date hereof through and including December 31, 2003 or (ii) 1.70 to 1.00 from January 1, 2004 through and including the later of December 31, 2006 or the date the Term Loan is paid in full or (iii) 1.50 to 1.00 at any time thereafter.

         Section 8.2 Capitalization Ratio. Total Indebtedness shall not exceed 62% of Total Capitalization at any time.

         Section 8.3 Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio to be less than (i) 1.05 to 1.00 at any time after the date hereof through and including the later of December 31, 2006 or the date the Term Loan is paid in full or (ii) 1.50 to 1.00 thereafter.

         Section 8.4 Capital Expenditures. The Company will not, and will not permit any Subsidiary to, make or commit to make any Capital Expenditures except Capital Expenditures of the Company and its Subsidiaries not exceeding in the aggregate (i) during the fiscal year of the Company ending December 31, 2002, $7,000,000 and (ii) during any fiscal year thereafter, the sum of (i) $6,750,000, plus (ii) an amount equal to 50% of the positive remainder, if any, of (x) EBITDA for the fiscal year most recently ended prior to such date, minus
(y) $15,000,000; provided, that up to 25% of any amount not so expended during any fiscal year for which it is permitted may be carried over for expenditures during any immediately succeeding fiscal year (but not other successive fiscal years).

                                  ARTICLE IX.
                               NEGATIVE COVENANTS

         Until the payment by the Company in full of the Obligations, the Company hereby covenants and agrees with each Holder as follows:

         Section 9.1 Merger; Consolidation. The Company will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination or acquire a new Person or line of business (other than as permitted by clause (h) of Section 9.5 of this Agreement), or agree to do any of the foregoing, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation and (ii) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to KPP.

         Section 9.2 Indebtedness. The Company will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

         (a) Senior Indebtedness;

         (b) Indebtedness of the Company under this Agreement, the Note and pursuant to the Securityholders' and Registration Rights Agreement;

         (c) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, in each case above to the extent constituting Indebtedness;

         (d) Indebtedness of the Company or its subsidiaries under any Interest Rate Protection Agreements that are on such terms and with such parties as shall be reasonably satisfactory to the KPP. In the event that the Collateral Agent has approved any Interest Rate Protection Agreement but KPP has not responded as to whether such Interest Rate Protection Agreement is reasonably satisfactory to KPP, the Collateral Agent may, by written notice to KPP, request that KPP advise the Collateral Agent as to whether such Interest Rate Protection

Agreement is reasonably satisfactory to KPP. If KPP fails to respond to any such request within five (5) Business Days of the date such request is delivered to it, the applicable Interest Rate Protection Agreement shall be deemed reasonably acceptable to KPP.

         (e) Indebtedness consisting of Contingent Obligations of the Company or any of its Subsidiaries for the benefit of any Subsidiary of the Company; provided, however, that the primary obligation being guaranteed is expressly permitted by this Agreement;

         (f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three (3) Business Days of incurrence;

         (g) Indebtedness of the Company or any of its Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, entered into in the ordinary course of business;

         (h) Indebtedness of the Company and the Subsidiaries incurred solely to finance the acquisition of any equipment, real property or other fixed assets, including Indebtedness in respect of Capital Lease Obligations, but only to the extent permitted by Section 8.4; provided that such Indebtedness is incurred within ninety (90) days following such acquisition;

         (i) other Indebtedness of the Company and its Subsidiaries not exceeding $2,000,000 in aggregate principal amount outstanding at any one time; provided, that no such Indebtedness shall be incurred during the continuance of a Default or Event of Default.

Notwithstanding the foregoing or anything to the contrary in this Agreement, the Company will not, and will not permit or cause any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect to the Obligations.

         Section 9.3 Liens. The Company will not, nor will it permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

         (a) Liens in favor of the administrative agent and the Lenders under the Senior Credit Agreement created by or otherwise existing under or in connection with the Senior Debt Documents (including, without limitation, Liens in favor of the administrative agent and the Lenders under the Senior Credit Agreement created by or otherwise existing under or in connection with Hedge Agreements entered into in accordance with, Section 6.08 of the Senior Credit Agreement and the Senior Debt Documents);

         (b) Liens in existence on the Closing Date and set forth on Schedule
9.3;

         (c) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

         (d) Liens (other than any Lien imposed by ERISA or the Code, the creation or incurrence of which would result in an Event of Default under
Section 10.1(f)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

         (e) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

         (f) any attachment or judgment Lien not constituting an Event of Default under Section 10.1(i) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

         (g) Liens securing the Indebtedness permitted under Section 9.2, provided that (a) any such Lien shall attach to the property acquired with such Indebtedness concurrently with or within ninety (90) days after the acquisition thereof by the Company or such Subsidiary, (b) the amount of the Indebtedness secured by such Lien shall not exceed the lesser of (y) the fair market value of the property acquired with such Indebtedness at the time of such acquisition and
(z) the cost thereof to the Company or such Subsidiary and (c) any such Lien shall not encumber any other property (other than the proceeds of, or accessions to, such acquired property) of the Company or any of its Subsidiaries;

         (h) customary security deposits under operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

         (i) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code (or the equivalent thereof in any foreign jurisdiction) of banks or other financial institutions where the Company or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

         (j) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases otherwise permitted hereunder;

         (k) with respect to any real property occupied by the Company or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not



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

materially detract from the value of the affected property or interfere with the ordinary course of business of the Company;

         (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure nondelinquent customs duties in connection with the importation of goods;

         (m) Liens that arise in favor of banks under Article 4 of the Uniform Commercial Code on items in collection and the documents relating thereto and proceeds thereof; and

         (n) Liens in favor of KPP pursuant to the Security Agreement.

         Section 9.4 Disposition of Assets. The Company will not, and will not permit or cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any of its Subsidiaries), or agree to do any of the foregoing, except

         (a) sales of inventory and licenses or leases of Intellectual Property and other assets (including rollovers and replacements of motors vehicles in the ordinary course of business), in each case in the ordinary course of business consistent with past practices;

         (b) the sale, transfer or other disposition of cash, marketable securities or cash equivalents;

         (c) the sale, exchange or other disposition of used or obsolete equipment or other capital assets to the extent the proceeds of such sale are applied towards or are committed to be applied towards, or are assets exchanged for, replacement equipment or replacement capital assets within ninety (90) days of such sale, exchange or other disposition or applied to repay Senior Indebtedness;

         (d) the sale, lease or other disposition of assets in compliance with
Section 9.7 by the Company or any Subsidiary of the Company to the Company or any Guarantor or any Subsidiary of the Company;

         (e) any Permitted Asset Dispositions; and

         (f) sales, transfers and dispositions to the Company or a Subsidiary (so long as such Subsidiary is a Guarantor).

provided, however, that within 180 days after the receipt of any Net Cash Proceeds from a Permitted Asset Disposition, the Company shall apply such Net Cash Proceeds, to permanently reduce Senior Indebtedness (and correspondingly reduce commitments with respect thereto in the case of any reduction of borrowings under the Senior Credit Agreement) or to reinvest in assets as permitted under the Senior Credit Agreement. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce Senior Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Agreement. Any Net Cash Proceeds from a Permitted Asset Disposition that are not applied or re-invested as provided



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

in the foregoing proviso will be deemed to constitute "Excess Proceeds." Within 10 Business Days of the date on which the aggregate amount of Excess Proceeds exceeds the US Dollar Equivalent of $1,000,000, the Company shall make an offer (the "Asset Sale Offer") to purchase the maximum principal amount of the Note that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to the Redemption Price, in accordance with the procedures for redemption set forth in the Note unless such Net Cash Proceeds are required to prepay Senior Indebtedness pursuant to the Senior Debt Documents. To the extent that the aggregate amount of the Note tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of the Note surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Note shall be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

         Section 9.5 Investments. The Company will not, and will not permit or cause any of its Subsidiaries to directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, make an Acquisition, create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

         (a) Permitted Investments;

         (b) Investments consisting of (i) loans and advances to employees of the Company and its Subsidiaries for reasonable travel, relocation and business expenses in the ordinary course of business not exceeding $300,000 at any time outstanding, (ii) accounts receivable of the Company and its Subsidiaries created or acquired in the ordinary course of business, and (iii) prepaid expenses of the Company and its Subsidiaries incurred in the ordinary course of business;

         (c) Investments (including Indebtedness) of the Company and its Subsidiaries received in settlement of debts owing to the Company or any of its Subsidiaries or as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any lien or other encumbrance, mortgage, pledge, charge, restriction or other security interest in favor of the Company or any Subsidiary;

         (d) without duplication, Investments consisting of intercompany Indebtedness permitted under Section 9.2(e);

         (e) Investments existing (or contractually committed to) as of the Closing Date and described in Schedule 9.5;

         (f) Investments of the Company or its Subsidiaries under Hedge Agreements permitted under Section 9.2(d);

         (g) the Transactions;



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

         (h) the Company's purchase of Equity Interests in, and extension of equipment financing to, a newly formed entity ("Newco") that will purchase all of the assets of Revenue Communications, Inc., a Texas Corporation, ("Revcom") which purchase and extension of financing shall not exceed $1,000,000 in the aggregate and the consummation of such transaction will occur within six (6) months of the Closing Date;

         (i) investments by the Company and its Subsidiaries in Equity Interests in their respective Subsidiaries; provided that (i) neither the Company nor any Subsidiary shall have any Foreign Subsidiaries, (ii) each Subsidiary formed or acquired after the Closing shall be a Wholly Owned Subsidiary and (iii) each such Subsidiary shall be a Guarantor;

         (j) loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any Subsidiary, provided that any such loans and advances shall be subordinated to the prior payment in full of the Obligations on terms and conditions acceptable to KPP and provided further that each such Subsidiary is a Guarantor and is a Wholly Owned Subsidiary;

         (k) Acquisitions other than the Acquisition described in clause (h) above; provided that (i) the aggregate purchase price with respect to all Acquisitions permitted by this clause (k) shall not, when added to the aggregate Investments in Newco permitted by clause (l) below, exceed $1,000,000 in the aggregate in any fiscal year, or $2,000,000 in the aggregate after the Closing Date, (ii) no Acquisition may be made after the occurrence and during the continuance of a Default or Event of Default, and (iii) the Company may not, and may not permit any of its Subsidiaries to, make, or commit to make, an Acquisition of any Person (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) if the EBITDA of such acquired Person for the twelve months most recently ended immediately prior to such Acquisition (calculated consistently with the calculations of EBITDA for the Company and its Subsidiaries in this Agreement) is less than zero; and

         (l) Investments in Newco not permitted by clause (h) above; provided that (i) the Investments permitted by this clause (l) shall not exceed $250,000 in the aggregate, and (ii) no Investment may be made after the occurrence and during the continuance of a Default or an Event of Default.

         Section 9.6 Restricted Payments. The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment, except that:

         (a) The Company and any Subsidiary (x) may declare and make dividend payments or other distributions payable solely in its Common Stock, and (y) may convert or change Capital Stock for other Capital Stock of the Company (not constituting Disqualified Capital Stock of the Company); and

         (b) each Wholly Owned Subsidiary of the Company may declare and make dividend payments or other distributions to the Company or to another Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor.


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

         Section 9.7 Transactions with Affiliates. The Company will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Company or any of its Subsidiaries, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary, as the case may be, than such entity would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Company or any of its Subsidiaries; provided, however, that nothing contained in this Section 9.7 shall prohibit:

         (a) transactions described on Schedule 9.7 or otherwise expressly permitted under this Agreement;

         (b) the payment by the Company of reasonable and customary fees to members of the Company's board of directors;

         (c) so long as no Event of Default is continuing, transactions specifically permitted under Section 9.5(b)(i) upon fair and reasonable terms no less favorable to the Company and its Subsidiaries than they would receive in an arm's-length transaction; and

         (d) transactions among the Company and its Subsidiaries (so long as such Subsidiaries are Wholly Owned Subsidiaries and are Guarantors).

         Section 9.8 Lines of Business. The Company will not, and will not permit or cause any of its Subsidiaries to, engage in any lines of business other than the business of providing inmate calling platform and related services to correctional facilities throughout North America and activities reasonably related thereto. All references in this Agreement and the other Debt Documents to "in the ordinary course of business" shall mean only in the ordinary course of those businesses permitted by this Section 9.8.

         Section 9.9 Sale-Leaseback Transactions. The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into any arrangement, directly or indirectly, with any Person whereby the Company or any of its Subsidiaries shall sell or transfer any Property, real or personal, which is used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which the Company or such Subsidiary intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

         Section 9.10 Increase in Senior Indebtedness. The Company will not, and will not permit or cause any of its Subsidiaries to, enter into any Modification of any provision of any of the Senior Debt Documents, if the effect of such Modification would be to increase (by fundings, commitments or otherwise) the aggregate principal amount of Senior Indebtedness above the level otherwise permitted by the Intercreditor Agreement.

         Section 9.11 Limitation on Certain Restrictions. The Company will not, and will not permit any of its Subsidiaries to (i) enter into or permit to exist any arrangement or agreement (excluding this Agreement and the Senior Debt Documents, which directly or indirectly prohibits the Company or any of its Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired or (ii) enter into any agreement, contract or arrangement (other than this Agreement and the other Debt Documents and Senior Debt Documents) restricting the ability of any of its Subsidiaries to perform and comply with their respective obligations under the Debt Documents or Senior Credit Agreement or the ability of any Subsidiary to pay or make dividends or distributions in cash or kind to the Company or any other Subsidiary, to make loans, advances or other payments of whatsoever nature to the Company or any other Subsidiary, or to make transfers or distributions of all or any part of its assets to the Company or any other Subsidiary; in each case other than (a)(i) restrictions on specific assets which assets are the subject of purchase money security interests permitted to be incurred pursuant to this Agreement, (ii) customary restrictions contained in leases, software licenses and joint venture agreements which restrict the assignment of such agreements and/or rights thereunder, (iii) restrictions contained in indentures and other licenses and agreements in existence on the Closing Date which are set forth on Schedule 9.11, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements or any Indebtedness to which such agreement relates, provided however that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the Closing Date; and (iv) customary restrictions contained in contracts for the sale of goods which restrict the assignment of performance of such contracts, in each case entered in the ordinary course of business, (b) restrictions on the creation of Liens pursuant to agreements governing Indebtedness incurred as purchase money Indebtedness or Capital Lease Obligations and any Indebtedness incurred to refinance such Indebtedness or obligations, provided however, that such restrictions are limited to the property or assets secured by such Liens and financed with such Indebtedness or obligations and provided further however, that such Liens and Indebtedness are permitted pursuant to Section 9.3 (with respect to Liens) or Section 9.2 (with respect to Indebtedness) respectively,
(c) as a result of applicable Requirements of Law, (d) the Senior Debt Documents, (e) Liens securing Indebtedness otherwise permitted to be issued pursuant to the provisions of Section 9.3 that limit the right of the Company or any of its Subsidiaries to dispose of the assets subject such Liens, (f) any agreement or instrument relating to any property or assets acquired after the Closing Date, so long as such encumbrance or restriction relates solely to the property or assets so acquired and is not and was not created in anticipation of such acquisition, and so long as such acquisition was permitted hereunder, (g) any agreement or instrument governing Indebtedness permitted to be incurred under this Agreement, provided that the terms and conditions of any such restrictions and encumbrances, taken as a whole, are not materially more restrictive than those contained in this Agreement, taken as a whole, and expressly permit the terms, conditions, rights, obligations and commitments contained in this Agreement and the other Debt Documents and would in no way restrain the exercise of rights and remedies of the Holders hereunder, and (h) any agreement for the disposition of a Subsidiary (to the extent such disposition is permitted hereunder) pending its sale or other disposition; provided that such disposition is consummated, or such restrictions are cancelled or terminated or lapse, within ninety (90) days of the effectiveness of such agreement.



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

         Section 9.12 Fiscal Year. The Company will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

         Section 9.13 Accounting Changes. Other than as permitted pursuant to
Section 1.2, the Company will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except (i) as may be required by GAAP or (ii) as the Company's independent auditor may recommend and as reasonably consented to by the Required Holders.

         Section 9.14 Inconsistent Agreements. The Company will not, and will not permit or cause any of its Subsidiaries to, enter into any agreement (other than with respect to the Senior Indebtedness and the Intercreditor Agreement) containing any provision that would be violated or breached by the performance of its obligations under this Agreement or any other Debt Document or the performance of which would cause a violation or breach of its obligations under this Agreement or any other Debt Document.

                                   ARTICLE X.
                               EVENTS OF DEFAULT.

         Section 10.1 Events of Default. The occurrence (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) and continuation for any reason whatsoever of any of the following events shall constitute an "Event of Default":

         (a) Payment Defaults.

                  (i) The Company fails to make payment of or repurchase the principal on the Note when the same shall become due and payable whether at maturity or a date fixed for prepayment or by acceleration or otherwise;

                  (ii) The Company fails to make payment of the interest on the Note or any fees provided for hereunder or under the Note when the same shall become due and payable, and such failure continues for a period of 3 Business Days;

         (b) Default in Other Agreements.

                  (i) An Event of Default (as defined in the Senior Credit Agreement) under the Senior Credit Agreement occurs that results in an acceleration of the Senior Indebtedness;

                  (ii) The failure of the Company or any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Senior Indebtedness and Equity Documents) or any Contingent Obligations (other than the Senior Indebtedness and Equity Documents), of an amount in excess of $500,000 in the aggregate, exclusive of payments made into an escrow account, to a court-appointed trustee or into an account pending settlement of a dispute;



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

                  (iii) The breach or default of the Company or any of its Subsidiaries with respect to any Indebtedness (other than the Senior Indebtedness and other than any defaults arising solely as a result of defaults under the Senior Indebtedness and Equity Documents) or any Contingent Obligations (other than the Senior Indebtedness and Equity Documents), if the effect of such breach or default is to cause such Indebtedness and/or Contingent Obligations (other than the Senior Indebtedness and Equity Documents) having an amount, in excess of $500,000 in the aggregate, to become or be declared due or to be prepaid, redeemed, purchased or defeased prior to their stated maturity by acceleration or otherwise;

         (c) Breach of Certain Provisions. The failure of the Company or any of its Subsidiaries to perform or comply with any term or condition contained in Sections 7.2(f)(i), 7.3(i) (as it relates to the Company or any Significant Subsidiary), 7.4, 7.9 (as it relates to the Company or any Significant Subsidiary), 7.12, 8 or 9;

         (d) Breach of Warranty. Any representation, warranty, certification or other statement made by the Company or any of its Subsidiaries in any Debt Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Debt Document is false in any material respect on the date made;

         (e) Other Defaults Under Debt Documents. The Company or any of its Subsidiaries defaults in the performance of or compliance with any term contained in any Debt Documents and such default is not remedied or waived within 15 days after the earlier of a Responsible Officer becoming aware of or receipt by the Company of notice from any Holder of such default (other than occurrences described in other provisions of this Section 10 for which a different grace or cure period is specified or which constitute immediate Events of Default);

         (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court enters a decree or order for relief with respect to the Company or any of its Significant Subsidiaries, in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (ii) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (A) an involuntary case is commenced against any such party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (B) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any such party, or over all or a substantial part of its property, is entered; or
(C) an interim receiver, trustee or other custodian is appointed without the consent of any such party, for all or a substantial part of the property of any such party;

         (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (A) An order for relief is entered with respect to the Company or any of its Subsidiaries, or any such Person commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (B) any such Person makes any assignment for the benefit of creditors; or (C) the managers (or analogous governing body) of the

Company or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection;

         (h) Governmental. One or more liens, levies or assessments exceeding $250,000 in the aggregate is filed or recorded with respect to or otherwise imposed upon all or any material part of the assets of the Company or any of its Subsidiaries by any Governmental Authority (other than Permitted Liens);

         (i) Judgment and Attachments. Any money judgment, writ or warrant of attachment, execution or similar process in excess of $150,000, (to the extent not fully covered by insurance) is entered or filed against the Company or any of its Subsidiaries, or any of their respective assets, and remains undischarged, unvacated, unbonded or unstayed for a period of 60 days;

         (j) Dissolution. Any order, judgment or decree is entered against the Company or any of its Subsidiaries decreeing the dissolution or split up of the Company or any of its Subsidiaries and such order remains undischarged or unstayed for a period in excess of thirty (30) days;

         (k) Injunction. The Company or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business, such order continues for more than 30 days and could reasonably be expected to have a Material Adverse Effect;

         (l) ERISA; Pension Plans. (i) The Company or any of its Subsidiaries or ERISA Affiliates fails to make full payment when due of any amount which, under the provisions of any employee benefit plan or any provision of ERISA, the Code or any other applicable law, any such Person is required to pay as a contribution to an employee benefit plan, and such failure results in or is likely to result in a Material Adverse Effect; or (ii) an accumulated funding deficiency occurs or exists, whether or not waived, with respect to any employee benefit plans maintained or sponsored by the Company or any of its Subsidiaries or ERISA Affiliates and such failure results in or is reasonably likely to result in a Material Adverse Effect; or (iii) any employee benefit plan maintained or sponsored by the Company or any of its Subsidiaries or ERISA Affiliates loses its status as a qualified plan under Section 401(a) of the Code or any ERISA Event occurs, that results in or could reasonably be expected to have a Material Adverse Effect; (iv) in the case of any defined benefit plan maintained by the Company or any of its Subsidiaries or ERISA Affiliates, as of any valuation date of such plan which occurs after December 1, 2001, the value of the plan's liabilities, computed on an ongoing basis using reasonable and appropriate actuarial assumptions, exceeds the value of the plan's assets and such failure results in or is reasonably likely to result in a Material Adverse Effect; or (v) the occurrence of one or more ERISA Events that results in or is likely to result in a Material Adverse Effect or the imposition of a lien on the assets of the Company or any Subsidiary.

         (m) Environmental Matters. The Company or any of its Subsidiaries fails to: (i) obtain or maintain any operating licenses or permits required by Applicable Environmental Law; (ii) begin, continue or complete any remediation activities as required by any Applicable Environmental Law; (iii) store or dispose of any Hazardous Materials in accordance with

Applicable Environmental Laws; or (iv) comply with any other Applicable Environmental Laws; if any of the foregoing failures could reasonably be expected to have a Material Adverse Effect;

         (n) Invalidity of Debt Documents. Any of the Debt Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or the Company or any of its Subsidiaries denies that it has any further liability under any Debt Document to which it is party, or gives notice to such effect;

         (o) Damage; Strike; Casualty. Any material damage to, or loss, theft or destruction of, any material assets of the Company or any of its Subsidiaries, taken as a whole, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any of its Subsidiaries, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; and

         (p) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Company or any of its Subsidiaries, or any other action shall be taken by any Governmental Authority in response to any alleged failure by the Company or any of its Subsidiaries to be in compliance with applicable Requirements of Law if such loss, suspension, revocation or failure to renew or action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 10.2 Remedies on Default, Etc.(a) If an Event of Default described in Section 10.1(a) has occurred and is continuing, (x) the holders of outstanding Note representing at least fifty percent (50%) of the aggregate principal amount of the Note then outstanding may at any time at their option by notice or notices to the Company, declare that the Redemption Price as of the date of such Event of Default with respect to the aggregate principal amount of the Note then outstanding, together with all interest accrued pursuant to the terms of the Note and unpaid as of the date of such Event of Default, shall automatically become immediately due and payable and (y) any Holder may, at its option, declare that the Redemption Price as of the date of such Event of Default with respect to the aggregate principal amount of such Holder's Note(s) then outstanding, together with all interest accrued pursuant to the terms of the Note(s) and unpaid as of the date of such Event of Default, shall automatically become immediately due and payable upon the earlier of (i) one hundred twenty (120) days following the termination of a Forbearance Period instituted with respect to such Event of Default or (ii) if no Forbearance Period may be instituted with respect to such Event of Default, one hundred twenty (120) days following the date of such Event of Default, in either case only if such Event of Default at such time is continuing.

         (b) If an Event of Default (other than an Event of Default described in Section 10.1(a), 10.1(f) or 10.1(g)) has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare that the Redemption Price as of the date of such Event of Default with respect to the aggregate principal amount of the Note then outstanding, together with all interest accrued pursuant to the terms of the Note and unpaid as of the date of such Event of Default, shall automatically become immediately due and payable.

         (c) If an Event of Default described in Section 10.1(f) or (g) has occurred, then the Redemption Price as of the date of such Event of Default with respect to the aggregate principal amount of the Note then outstanding, together with all interest accrued pursuant to the terms of the Note and unpaid as of the date of such Event of Default, shall automatically become immediately due and payable.

         (d) Upon the Note becoming due and payable under this Section 10.2, whether automatically or by declaration, the Note will forthwith mature and the Redemption Price as of the date of such Event of Default with respect to the entire aggregate principal amount of the Note then outstanding, together with all interest accrued pursuant to the terms of the Note and unpaid as of the date of such Event of Default (such interest to accrue at the Default Rate with respect to any overdue payment), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

         Section 10.3 Other Remedies. If any Event of Default shall occur and be continuing, any Holder may proceed to protect and enforce its rights under this Agreement by exercising such remedies as are available under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the Purchaser or any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding any provision of this Agreement to the contrary, no Holder may exercise any remedy under this
Section 10.3 or otherwise, unless such action is taken or approved in writing by the Required Holders at the time of such action or unless the Required Holders have waived such requirement in whole or in part with respect to such Holder.

         Section 10.4 Rescission of Acceleration. The provisions of Sections 10.1, 10.2 and 10.3 are subject to the condition that if the principal of and accrued interest on the Note have been declared immediately due and payable by reason of the occurrence of any Event of Default described in Section 10.1, other than subsections (f) and (g), the Required Holders may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided, however, that at the time such declaration is annulled and rescinded:

         (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Note or this Agreement;

         (b) all arrears of interest upon all the Note and all other sums payable under the Note and under this Agreement (except any principal or interest on the Note which has become due and payable solely by reason of such declaration under Section 10.2) shall have been duly paid, unless the same specifically has been waived in writing by the Required Holders; and

         (c) each and every other Event of Default shall have been made good, cured or waived;

         (d) and provided, further, that no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto.

         Additionally, if the principal of and accrued interest on the Note has been declared immediately due and payable solely by reason of the occurrence of an Event of Default described in Section 10.1(b)(i), if all then outstanding Events of Default under the Senior Credit Agreement are cured or are waived under the terms of the Senior Credit Agreement, such acceleration of the Note shall be automatically rescinded and the Note shall be deemed automatically reinstated.

         Section 10.5 Notice by Holders. Each Holder, prior to taking any action pursuant to Section 10.2(a) or (b), shall use commercially reasonable efforts to advise each other Holder not participating in the taking of, or who has not previously been apprised of such Holder's intention to take, such action of such Holder's intention to take such action; provided, however, that such Holder shall not be obligated to take such action after so advising such other Holders; provided, further, however, that the failure of such Holder to provide such notice to such other Holders shall not void or otherwise effect the validity of such action.

                                  ARTICLE XI.
                                 INDEMNIFICATION

         Section 11.1 Indemnification.

         (a) In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Holders and its respective Affiliates and each of their respective officers, directors, agents, employees, Subsidiaries, partners, members, attorneys, accountants and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between the Company or any of its Subsidiaries and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities, losses, or diminution in value (collectively, "Liabilities") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Company in this Agreement, the Note, or the other Investment Documents, including, without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement, the Note or the other Investment Documents, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including, without limitation, actions brought by any holders of equity or indebtedness of the Company or any of their Subsidiaries or derivative actions brought by any Person claiming through or in the Company's or any of their Subsidiaries' name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Investment Documents, or any Indemnified Party's role therein; provided, however, that the Company shall not be liable under this Section 11.1 to an Indemnified Party to the extent that it is finally judicially determined that such Liabilities resulted principally from the willful misconduct or gross negligence of such Indemnified Party; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Liabilities that shall be permissible under applicable Requirements of Law. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse, without duplication, each Indemnified Party for all such expenses (including, without limitation, fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between the Company or any of its Subsidiaries and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted solely from the willful misconduct or gross negligence of such Indemnified Party.

         (b) If KPP is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that KPP is an "observer" on the Board of Directors of the Company and its Subsidiaries, then KPP shall be indemnified and held harmless by the Company and its Subsidiaries against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by KPP in connection therewith of any nature whatsoever. Such indemnification shall continue as to KPP in the event KPP has ceased to be an "observer" of the Board of Directors of the Company and its Subsidiaries and shall inure to the benefit of KPP's successors and assigns.

         Section 11.2 Procedure; Notification. Each Indemnified Party under this
Article 11 will, promptly after the receipt of written notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article 11, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party unless, and only to the extent that, such omission results in the Company's being materially prejudiced thereby. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its or their own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Company or any of its Subsidiaries, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company or such Subsidiary, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this Article 11 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company agrees that it will not, without the prior written consent of the Holders, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The rights accorded to the Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

         Section 11.3 Registration Rights Agreement. Notwithstanding anything to the contrary in this Article 11, the indemnification and contribution provisions of the Securityholders' and Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                                  ARTICLE XII.
                                   REDEMPTION

         Section 12.1 Mandatory Redemption. Upon the occurrence of a Mandatory Redemption Event, the Company shall redeem the principal amount of the Note by paying to the Holder thereof an amount equal to the redemption price as set forth on the chart below (the "Redemption Price") together with all interest accrued pursuant to the terms of the Note and unpaid as of the date of such payment and all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel), if any, incurred by the Holder and associated with such payment, within 3 Business Days after the Mandatory Redemption Event. For purposes of this Section 12, the Redemption Price shall be equal to (A) the product of the principal amount of Note multiplied by the percentage that corresponds to the period in which the Mandatory Redemption Event occurs, as provided below:

                              Period                                            Redemption Price
                              ------                                            ----------------
Prior to the 1st anniversary of the Closing Date                                      109%

1st anniversary of the Closing Date through the day prior to the                      107%
2nd anniversary of the Closing Date

2nd anniversary of the Closing Date through the day prior to the                      105%
3rd anniversary of the Closing Date

3rd anniversary of the Closing Date through the day prior to the                      103%
4th anniversary of the Closing Date

4th anniversary of the Closing Date and thereafter                                    100%

         Section 12.2 Redemption at the Option of the Company. The Company may at any time after the second anniversary of the Closing Date redeem the principal amount of the Note, in whole or in part, by paying to the Holder an amount equal to the optional redemption price as set forth on the chart below (the "Optional Redemption Price") as of the date fixed for such redemption, together, with all interest accrued pursuant to the terms of the Note and unpaid as of the date of such payment and all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel), if any, incurred by KPP and associated with such payment; provided, however, that in the event that the Company redeems a portion and not all of the principal amount of the outstanding Note, the Company shall redeem (a) not less than $1,000,000 in principal amount of the outstanding Note or (b) in the event that less than $1,000,000 in principal amount of the Note remains outstanding, not less than $500,000 in principal amount of the outstanding Note. The Company shall give written notice of redemption of the Note pursuant to this Section 12.2 at least 30 days and not more than 60 days prior to the date fixed for such redemption. Such notice of redemption shall be delivered in the manner specified in Section 13 hereof. Upon delivery of such notice of redemption, the Company covenants and agrees that it will redeem the Note, on the date specified in such notice, at the applicable Optional Redemption Price, together with interest accrued pursuant to the terms of the Note and unpaid as of the date fixed for such redemption and the costs and expenses referred to in the preceding sentence. For purposes of this Section 12, the Optional Redemption Price shall be equal to (A) the product of the principal amount of the Note being redeemed by the Company multiplied by the percentage that corresponds to the period in which the Company redeems such portion of the principal amount of the Note, as provided below.

                            Period                              Optional Redemption Price
                            ------                              -------------------------
         Prior to the 3rd Anniversary of the Closing                       105%
         Date
         Prior to the 4th Anniversary of the Closing                       103%
         Date
         4th Anniversary Date and thereafter                               100%

                                  ARTICLE XIII.
                                  MISCELLANEOUS

         Section 13.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, acceptance of the Securities and payment therefor, or termination of this Agreement and may be relied upon by any subsequent Holder of the Note or Warrant regardless of any investigation made by or on behalf of such purchaser or the holders of the Note or Warrant. All statements contained in any certificate or other instrument delivered by or on behalf of the Company shall be deemed representations and warranties of the Company under this Agreement.

         Section 13.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), nationally recognized overnight courier service or personal delivery:

         (a) if to the Company:

                      T-NETIX, INC.
                      2155 Chenault Dr.
                      Carrollton, TX 75006
                      Attn:  Wayne Johnson

                      with a copy to:

                      Mr. Darrel Rice, Esq.
                      Haynes & Boone, LLP
                      901 Main Street, Suite 3100
                      Dallas, TX 75202

         (b) if to KPP:

                      Key Principal Partners, LLC
                      800 Superior Avenue, 10th Floor
                      Cleveland, Ohio 44114
                      Attention:  Dennis Wagner
                      Telephone:  (216) 828-8125
                      Telecopy:  (216) 828-8135

                      with copies to:

                      Key Principal Partners, LLC
                      9 Greenwich Office Park, 3rd Floor
                      Greenwich, Connecticut 06830
                      Attention:  Leland Lewis
                      Telephone:  (203) 862-0555
                      Telecopy:  (203) 422-2517

                      and

                      Benesch, Friedlander, Coplan & Aronoff LLP
                      2300 BP Tower
                      200 Public Square
                      Cleveland, Ohio 44114
                      Facsimile No.:  (216) 363-4588
                      Attn.:  Ira C. Kaplan, Esq.

, or to such other address, with respect to any party, as such party shall give notice of in accordance with this Section 13.2.



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

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, three Business Days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

         Section 13.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms of this Agreement, the Purchasers may assign any of its respective rights under this Agreement or any of the Investment Documents to any Person and the holders of the Note, the Warrant or the Common Stock issuable upon exercise of the Warrant may assign, in whole or in part, the Note, or Warrant or the Common Stock issuable upon exercise of the Warrant to any Person, subject to the provisions of the Warrant and Sections 13.17 and 13.18 of this Agreement. The Company may not assign any of their respective rights, or delegate any of its respective obligations, under this Agreement without the prior written consent of the Required Holders, other than a transfer in accordance with the provisions of Sections 9.1 or 9.4 of this Agreement, and any such purported assignment by the Company without the written consent of the Required Holders shall be void and of no effect.

         Section 13.4 Amendment and Waiver.

         (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

         (b) Any amendment, supplement or modification of or to any provision of this Agreement or the Securities, any waiver of any provision of this Agreement or the Securities and any consent to any departure by any party from the terms of any provision of this Agreement or the Securities shall be effective only if it is made or given in writing and signed by the Company and the Required Holders; provided, however, that (i) no amendment, supplement, modification or waiver of any of the provisions of Articles 2, 3, 4, 5 or 6 or of any defined term used in such Articles, shall be effective as to KPP unless consented to by such Holder in writing and (ii) no such amendment, supplement, modification or waiver may, without the written consent of the Holder the Note at the time outstanding affected thereby (A), subject to the provisions of Article 10, change the amount or time of any payment or prepayment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Note, or (B) amend any provision of Section 10.1(a), 10.2, 10.3, 10.4, Article 11, Article 12 or Article 13.

         (c) Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of the Note then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of the Note then outstanding, any portion of the Note directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

         (d) Any amendment or waiver consented to as provided in this Section
13.4 is binding upon each future holder of any Security and upon the Company without regard to whether such Security has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Holder nor any delay in exercising any rights hereunder or under any Security shall operate as a waiver of any rights of any Holder.

         Section 13.5 Solicitation of Holders.

         (a) The Company will provide each Holder (including any successors or permitted assigns) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. No such amendment, waiver or consent shall be effective until the earlier of (i) three (3) Business Days from the delivery of a notice of such proposed amendment, waiver or consent pursuant to
Section 13.2 and (ii) such time as each Holder shall have actual knowledge of the proposed amendment, waiver or consent; provided, that an Affiliate of a Holder shall be deemed to have actual knowledge of any such proposed amendment, waiver or consent known to such Holder. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to Section 13.4 to each Holder promptly following the date on which it is executed and delivered by, or it receives the consent or approval of each Holder.

         (b) The Company will, or will permit any Affiliates thereof to, directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder then outstanding even if such holder did not consent to such waiver or amendment (unless all such Holders were given an equal opportunity to consent to such waiver or amendment in which case only the Holders who consent to such waiver or amendment shall be paid such remuneration or granted such security).

         (c) The Company will not, or will not permit any Affiliate thereof to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Note except (a) upon the payment or prepayment of the Note in accordance with the terms of this Agreement and the Note or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the Holders of the Note then outstanding upon the same terms and conditions. Any such offer shall provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to such offer and shall remain open for at least 20 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining Holders of such fact and the expiration date for the acceptance by such remaining Holders of such offer shall be extended by the number of days necessary to give each such remaining Holder at least 5 Business Days from receipt of such notice to accept such offer.

         Section 13.6 Signatures; Counterparts. Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 13.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 13.8 Determinations, Requests or Consents. All determinations, requests, consents, waivers or amendments to be made by the Holders in their respective opinions or judgments or with their approval or otherwise pursuant to the Investment Documents shall be made with respect to each Security by the Holder thereof.

         Section 13.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE (INCLUDING GIVING EFFECT TO GENERAL OBLIGATIONS LAW SECTION 5-1401).

         Section 13.10 JURISDICTION, JURY TRIAL WAIVER, ETC.

         (a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE WARRANT OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF OHIO OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF OHIO AND HEREBY EXPRESSLY SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 13.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

         (b) THE COMPANY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE WARRANT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE COMPANY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT

OR ATTORNEY OF ANY PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGE THAT THE PURCHASER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER TRANSACTION DOCUMENTS TO WHICH THEY ARE PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         Section 13.11 Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

         Section 13.12 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

         Section 13.13 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Investment Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Investment Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

         Section 13.14 Certain Expenses. The Company agrees (a) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of each Holder (including, without limitation, actual and reasonable fees, charges and disbursements of one independent counsel to the Purchaser plus any required local counsels (not more than one local counsel per locality)) in connection with (i) such Purchaser's due diligence investigation in connection with, and the preparation, negotiation, execution, delivery of, this Agreement and the other Transaction Documents, (ii) at all times including following the Closing Date, any amendment, modification or waiver hereof or thereof, consent with respect hereto or thereto or any pay-off or termination of Liens in connection therewith, and (iii) following the Closing Date and during, or in connection with, a Default or an Event of Default, the administration, monitoring and review of the Note (including, without limitation, reasonable out-of-pocket expenses for travel, meals, long distance telephone calls, wire transfers, facsimile transmissions and copying and with respect to the engagement of appraisers, consultants, auditors or similar Persons by such Holder at any time to render opinions concerning the Company's financial condition), (b) to pay upon demand all reasonable out-of-pocket costs and expenses of each Holder (including, without limitation, any reasonable fees, expenses and disbursements of counsel) in connection with (x) any refinancing or restructuring of the Note, whether in the nature of a "work-out" in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (y) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Investment Documents by the Holders, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (c) to pay and hold each Holder harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises (including any interest and penalties thereon) and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by such Holder), that may be payable in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

         Section 13.15 Publicity.

         (a) Each Holder shall use its commercially reasonable efforts not to make public disclosure of any confidential information, including financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by the Company in connection with the transactions contemplated by this Agreement; provided, however, that the foregoing shall not be construed, now or in future, to apply to any information reflected in any recorded documents, information which is independently developed by a Holder without reference to confidential information, information obtained from sources other than the Company or information that is or becomes in the public domain, nor shall it be construed to prevent a Holder from (i) making any disclosure or any information (A) if required to do so by any Requirement of Law, (B) to any Governmental Authority having or claiming authority having or claiming authority to regulate or oversee any aspect of such Holder's business or that of the corporate holdings or affiliates of such Holder in connection with the exercise of such authority or claimed authority, or (C) pursuant to subpoena; or (ii) to the extent such Holder or its counsel deems necessary or appropriate to do so to effect or preserve its security for any applicable investment or financing or to enforce any remedy provided herein or in any applicable investment or financing documents or otherwise available by law; or (iii) making, on a confidential basis, such disclosures as such Holder deems necessary or appropriate to such Holder's legal counsel or accountants (including outside auditors); or (iv) making such disclosures as the Holder reasonably deems necessary or appropriate to any bank or financial institutions or other entity, and./or counsel to or other representatives of such bank or financial institution or other entity, to which such Holder in good faith desires to sell an interest in any applicable investment or financing; provided, however, that such bank, financial institution or other entity or counsel to or representative thereof, agrees to take reasonable steps to maintain the confidentiality of such disclosures.

         (b) The Holders shall have the right to review and approve (such approval not to be unreasonably withheld) any public announcement or public filing made after the Closing Date relating to the Note, the Warrant or to the Holders in any way before any such announcement or filing is announced or filed, provided, however, no review or approval shall be required for any such announcement or filing required to be announced or filed by law. In addition, each Holder shall provide the Company an opportunity to review and approve any public announcement issued by such Holder specifically relating to the Note (provided, however,



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no review or approval shall be required for any such announcement or filing required to be announced or filed by law).

         Section 13.16 Registration of Note and Warrant. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Note and Warrant. Prior to due presentment for registration of transfer, the Person in whose name the Note or Warrant shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder of a note promptly upon request therefor, a complete and correct copy of the names and addresses of all registrable holders of the Note.

         Section 13.17 Transfer and Exchange of Note. Upon surrender of the Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note, subject to the limitations of Section 13.3 and the restrictions set forth in Section 13.17. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of
Exhibit 2.1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been pad thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Note. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.

         Section 13.18 Legend.

                  (i) The Note, the Warrant and each certificate, if any representing the Common Stock issued upon exercise of a Warrant will bear a legend in substantially the form set forth in Section 6.3;

                  (ii) The Warrant and each certificate, if any, representing Common Stock issued upon exercise of a Warrant will bear a legend in substantially the following form;

         THE TRANSFER OF SECURITIES REPRESENTED BY THIS WARRANT IS SUBJECT TO THE TRANSFER RESTRICTIONS, OBLIGATIONS, AND OTHER CONDITIONS SPECIFIED IN THE SECURITYHOLDERS' AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF NOVEMBER 14, 2002 AND AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN SECURITYHOLDERS.

                  (iii) The Note shall bear a legend in substantially the following form:



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

         THIS NOTE IS SUBORDINATED TO THE PRIOR PAYMENT IN CASH OF ALL SENIOR INDEBTEDNESS, AS DEFINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED AS OF NOVEMBER 14, 2002, AS THE SAME MAY BE AMENDED FROM TIME TO TIME IN THE MANNER PROVIDED IN THE AGREEMENT.

         Section 13.19 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement, including without limitation, any post-closing assignment(s) by the Holders of a portion of the Securities to a Person not currently a party hereto.

         Section 13.20 Cumulative Powers. No remedy herein conferred upon a Holder or any holder of a Note or the Warrant is intended to be exclusive of any other remedy, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, or in equity or by statute or otherwise.

         Section 13.21 Obligations of the Holders. Each Holder's obligations and the obligations of the Company hereunder are subject to the execution and delivery of this Agreement by the other Holders. The obligations of each Holder shall be several and not joint and no Holder shall be liable or responsible for the acts or omissions of any other Holder.

         Section 13.22 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Investment Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Investment Document, this Agreement or such other Investment Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Investment Document. No knowledge of, or investigation, including without limitation, due diligence investigation, conducted by, or on behalf of, any Holder shall limit, modify or affect the representations set forth in Article 5 of this Agreement or the right of any Holder to rely thereon.

         Section 13.23 Equal Status.

         (a) Notwithstanding anything contained in this Agreement or the Investment Documents to the contrary or anything executed or delivered in connection therewith, the Note that each Holder acquires hereunder will at all times be of equal status and rank with the Note that each other Holder acquires hereunder, without priority or preference of one over the others. Any payment, collection proceeds or distribution of assets to any Holder or Holders pursuant to and with respect to any Note or this Agreement (excluding any payments made pursuant to Sections 7.15, 13.5(b) and 13.14 hereof), whether before or after the occurrence of any Event of Default, shall be apportioned to pay to each Holder an amount equal to the ratable percentage of the total principal amount of the Notes then outstanding to such Holder (the "Ratable Amount"). Notwithstanding the foregoing sentence, if the Ratable Amount of a Holder exceeds the amount



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

due under such Holder's Note, then such excess shall be applied ratably to other Holder's Note under which amounts are due.

         (b) If any payment, collection proceeds or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder of the Note on account of principal, interest or other amounts due under the Note or in redemption or prepayment thereof, without ratable contemporaneous payments or distributions to the Holders of the Note pursuant to Section 13.23(a), then such payment or distribution shall, upon written notice by the Company or any Holder who did not receive such ratable contemporaneous payment or distribution to the Holder or Holders that received such excess payment or distribution, be returned by such Holder to the Company, which shall, upon receipt of such excess payment or distribution from such Holder, promptly pay over the ratable portion to the Holders of the other Notes such that all Holders share ratably in such payment or distribution; provided, however, that such written notice must be received by such Holder within ten
(10) Business Days following the delivery of such payment or distribution.

         (c) The provisions of this Section 13.23 shall not be deemed to require the Purchaser or their successors or assigns to share ratably in (i) any liability, resulting in set-off against amounts due under the Notes or otherwise, which may be incurred by Purchaser to the Company or its Subsidiaries, or (ii) in the event of a proceeding under the Bankruptcy Code by the Company or any of its Subsidiaries, in amounts which are required to be disgorged or paid over to the bankrupt estate by Purchaser or set-off against or credited to collection proceeds or distributions to Purchaser as a result of any preferential payments to Purchaser or other preferential actions with respect to such Purchaser by the Company or the subject Subsidiary. The foregoing shall likewise apply to any successor or assign of Purchaser or any of its interest in the Note.



                  [Remainder of page intentionally left blank]



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                    T-NETIX, INC.


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:


                                    KEY PRINCIPAL PARTNERS, LLC


                                    By:
                                       ------------------------------
                                    Name:  Leland J. Lewis
                                    Title:  Executive Vice President






















                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]




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SECURITIES PURCHASE AGREEMENT





































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         "Debt Service Expense" shall mean, with respect to any Person for any period, the aggregate of regularly scheduled principal payments of all Funded Debt (including, without limitation, regularly scheduled principal payments of the Term Loan, as defined in the Senior Credit Agreement as in effect as of the date hereof), made or to be made by such Person during such period, on a Consolidated basis, in accordance with GAAP, consistently applied.






























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